                                                                     EXHIBIT 2.1

                        UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF DELAWARE

------------------------------------------X
                                          :
In re                                     :    CHAPTER 11
                                          :
EDISON BROTHERS STORES, INC., et al.,     :    Case No. 95-1354 (PJW)
                              -- --       :
                  Debtors.                :    JOINTLY ADMINISTERED
                                          :
------------------------------------------X



                 DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
             UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED
             ----------------------------------------------------

          Edison Brothers Stores, Inc. and its 65 affiliate Debtors propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:


ARTICLE I.

                     DEFINITIONS AND CONSTRUCTION OF TERMS
                     -------------------------------------

     Definitions.  As used herein, the following terms have the respective
     -----------
meanings specified below, unless the context otherwise requires:

     1.1.  Administrative Expense Claim means any right to payment constituting
           ----------------------------
a cost or expense of administration of any of the Chapter 11 Cases under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the business of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code, any Administrative Reclamation Claim,
and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

                                      A-1
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                               TABLE OF CONTENTS

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                                  ARTICLE I.

DEFINITIONS AND CONSTRUCTION OF TERMS.....................................................A-1
     1.1.      Administrative Expense Claim...............................................A-1
     1.2.      Administrative Reclamation Claim...........................................A-1
     1.3.      Allowed....................................................................A-1
     1.4.      Amended Edison Bylaws......................................................A-2
     1.5.      Amended Edison Certificate of Incorporation................................A-2
     1.6.      Authorized Denominations...................................................A-2
     1.7.      Avoidance Claims...........................................................A-2
     1.8.      Ballot.....................................................................A-2
     1.9.      Bankruptcy Code............................................................A-2
     1.10.     Bankruptcy Court...........................................................A-2
     1.11.     Bankruptcy Rules...........................................................A-2
     1.12.     Bond Counsel...............................................................A-2
     1.13.     Business Day...............................................................A-2
     1.14.     Cash.......................................................................A-2
     1.15.     Cash Distribution Pool.....................................................A-2
     1.16.     Causes of Action...........................................................A-2
     1.17.     Chapter 11 Cases...........................................................A-2
     1.18.     Claim......................................................................A-2
     1.19.     Claims Resolution Committee................................................A-2
     1.20.     Class......................................................................A-3
     1.21.     Class A Membership Units...................................................A-3
     1.22.     Class B Membership Units...................................................A-3
     1.23.     Collateral.................................................................A-3
     1.24.     Commencement Date..........................................................A-3
     1.25.     Confirmation Date..........................................................A-3
     1.26.     Confirmation Hearing.......................................................A-3
     1.27.     Confirmation Order.........................................................A-3
     1.28.     Convenience Claim..........................................................A-3
     1.29.     Corporate Headquarters Building............................................A-3
     1.30.     Corporate Headquarters Building Lease......................................A-3
     1.31.     Corporate Headquarters Building Proceeds...................................A-3

                                      A-i
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     1.32.     Creditors' Committee........................................................A-3
     1.33.     D&B Common Stock............................................................A-3
     1.34.     D&B Spinoff.................................................................A-3
     1.35.     D&B Spinoff Release Minimum Rights..........................................A-3
     1.36.     D&B Spinoff Release Minimum Purchase Price..................................A-4
     1.37.     D&B Spinoff Release Rights Multiplier.......................................A-4
     1.38.     D&B Spinoff Release Shortfall Amount........................................A-4
     1.39.     D&B Spinoff Settlement......................................................A-4
     1.40.     D&B Spinoff Settlement Period...............................................A-4
     1.41.     D&B Spinoff Settlement Expiration Date......................................A-4
     1.42.     D&B Spinoff Settlement Notice...............................................A-4
     1.43.     D&B Spinoff Settlement Offer................................................A-4
     1.44.     D&B Spinoff Settlement Proceeds.............................................A-4
     1.45.     D&B Spinoff Stockholders....................................................A-4
     1.46.     Debtors.....................................................................A-4
     1.47.     Debtors in Possession.......................................................A-4
     1.48.     Director Options............................................................A-5
     1.49.     Director Stock Option Plan..................................................A-5
     1.50.     Disbursing Agent............................................................A-5
     1.51.     Disclosure Statement........................................................A-5
     1.52.     Disputed....................................................................A-5
     1.53.     Disputed Claim Amount.......................................................A-5
     1.54.     EBS Building, L.L.C.........................................................A-5
     1.55.     EBS Building LLC Members Agreement..........................................A-5
     1.56.     EBS Litigation, L.L.C.......................................................A-5
     1.57.     EBS Litigation LLC Members Agreement........................................A-5
     1.58.     EBS Pension, L.L.C..........................................................A-5
     1.59.     EBS Pension LLC Members Agreement...........................................A-5
     1.60.     Edbro Missouri..............................................................A-5
     1.61.     Edbro Missouri Facility.....................................................A-5
     1.62.     Edison......................................................................A-5
     1.63.     Edison Equity Interest......................................................A-5
     1.64.     Effective Date..............................................................A-6
     1.65.     Employment Contracts........................................................A-6
     1.66.     Equity Committee............................................................A-6
     1.67.     Equity Interest.............................................................A-6
     1.68.     Final Order.................................................................A-6
     1.69.     Funding Escrow..............................................................A-6

                                     A-ii
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     1.70.     Funding Escrow Assets.......................................................A-6
     1.71.     Funding Escrow Agent........................................................A-6
     1.72.     Funding Escrow Agreement....................................................A-6
     1.73.     Funding Escrow Mortgages....................................................A-6
     1.74.     Funding Escrow Properties...................................................A-6
     1.75.     General Unsecured Claim.....................................................A-6
     1.76.     Initial Distribution Date...................................................A-7
     1.77.     Insured Claim...............................................................A-7
     1.78.     Issuer......................................................................A-7
     1.79.     Lien........................................................................A-7
     1.80.     LLC Funding Amount..........................................................A-7
     1.81.     Management Options..........................................................A-7
     1.82.     Membership Certificates.....................................................A-7
     1.83.     Mercantile..................................................................A-7
     1.84.     New Common Stock............................................................A-7
     1.85.     New Common Stock Distribution Pool..........................................A-7
     1.86.     New Notes...................................................................A-7
     1.87.     New Notes Distribution Amount...............................................A-7
     1.88.     New Notes Indentures........................................................A-7
     1.89.     Original Bondholder.........................................................A-7
     1.90.     Original Bonds..............................................................A-7
     1.91.     Other Priority Claim........................................................A-7
     1.92.     Other Secured Claim.........................................................A-7
     1.93.     Pension Plan................................................................A-7
     1.94.     Pension Plan Payment Date...................................................A-7
     1.95.     Pension Plan Proceeds.......................................................A-8
     1.96.     Plan........................................................................A-8
     1.97.     Plan Supplement.............................................................A-8
     1.98.     Priority Tax Claim..........................................................A-8
     1.99.     Pro Rata Share..............................................................A-8
     1.100.    Quarter.....................................................................A-8
     1.101.    Record Date.................................................................A-8
     1.102.    Registration Rights Agreement...............................................A-8
     1.103.    Released D&B Spinoff Stockholder............................................A-8
     1.104.    Remarketing Agent...........................................................A-8
     1.105.    Reorganized Debtors.........................................................A-8
     1.106.    Reorganized Edbro Missouri..................................................A-8
     1.107.    Reorganized Edison..........................................................A-8

                                  A-iii
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     1.108.    Reorganized Subsidiaries....................................................A-8
     1.109.    Reserve.....................................................................A-8
     1.110.    Restricted Stock............................................................A-8
     1.111.    Restricted Stock Agreements.................................................A-9
     1.112.    Resolved Avoidance Claims...................................................A-9
     1.113.    Resolved Avoidance Claims Proceeds..........................................A-9
     1.114.    Rights......................................................................A-9
     1.115.    Rights Agent................................................................A-9
     1.116.    Rights Aggregate Consideration..............................................A-9
     1.117.    Rights Exercise Instructions................................................A-9
     1.118.    Rights Exercise Notice......................................................A-9
     1.119.    Rights Exercise Period......................................................A-9
     1.120.    Rights Exercise Price.......................................................A-9
     1.121.    Rights Exercise Proceeds....................................................A-9
     1.122.    Rights Expiration Date......................................................A-9
     1.123.    Schedules...................................................................A-9
     1.124.    Secured Claim...............................................................A-9
     1.125.    Secured Series 1977 Bondholder Claim........................................A-9
     1.126.    Secured Series 1985 Bondholder Claim........................................A-9
     1.127.    Secured Tax Claim...........................................................A-9
     1.128.    Series 1977 Bond Documents.................................................A-10
     1.129.    Series 1977 Bond Ordinance.................................................A-10
     1.130.    Series 1977 Bondholder Claim...............................................A-10
     1.131.    Series 1977 Bondholders....................................................A-10
     1.132.    Series 1977 Bonds..........................................................A-10
     1.133.    Series 1977 Guaranty.......................................................A-10
     1.134.    Series 1977 Lease Agreement................................................A-10
     1.135.    Series 1985 Bank Agreement.................................................A-10
     1.136.    Series 1985 Bond Documents.................................................A-10
     1.137.    Series 1985 Bond Indenture.................................................A-10
     1.138.    Series 1985 Bondholder Claim...............................................A-10
     1.139.    Series 1985 Bondholders....................................................A-10
     1.140.    Series 1985 Bonds..........................................................A-10
     1.141.    Series 1985 Guaranty.......................................................A-10
     1.142.    Series 1985 Lease Agreement................................................A-10
     1.143.    Series 1997 A Bondholders..................................................A-10
     1.144.    Series 1997 B Bondholders..................................................A-11
     1.145.    Series 1997 A Bonds........................................................A-11

                                     A-iv
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     1.146.    Series 1997 B Bonds.........................................................A-11
     1.147.    Series 1997 Bond Indenture..................................................A-11
     1.148.    Series 1997 Bondholders.....................................................A-11
     1.149.    Series 1997 Bonds...........................................................A-11
     1.150.    Series 1997 Collateral Documents............................................A-11
     1.151.    Series 1997 Guaranty........................................................A-11
     1.152.    Series 1997 Loan............................................................A-11
     1.153.    Series 1997 Loan Agreement..................................................A-11
     1.154.    Series 1997 Loan Documents..................................................A-11
     1.155.    Series 1997 Note............................................................A-11
     1.156.    Series 1997 Refunding Conditions............................................A-11
     1.157.    Stock Option Plan...........................................................A-11
     1.158.    Subsequent Distribution Date................................................A-11
     1.159.    Subsidiary..................................................................A-11
     1.160.    Subsidiary Equity Interest..................................................A-11
     1.161.    Surplus Distributions.......................................................A-11
     1.162.    Tort Claim..................................................................A-11
     1.163.    Trustee.....................................................................A-12
     1.164.    Unresolved Avoidance Claims.................................................A-12
     1.165.    Unsecured Claim.............................................................A-12
     1.166.    Warrants....................................................................A-12
     1.167.    Warrant Distribution Pool...................................................A-12

                                  ARTICLE II.

TREATMENT OF ADMINISTRATIVE
EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.....................................................A-12
     2.1.      Administrative Expense Claims...............................................A-12
     2.2.      Professional Compensation and Reimbursement Claims..........................A-12
     2.3.      Priority Tax Claims.........................................................A-12

                                 ARTICLE III.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..............................................A-13

                                  ARTICLE IV.

TREATMENT OF CLAIMS AND EQUITY INTERESTS...................................................A-13

                                      A-v
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     4.1.      CLASS 1 -- OTHER PRIORITY CLAIMS............................................A-13
     4.2.      CLASS 2 -- SECURED SERIES 1977 BONDHOLDER CLAIMS............................A-13
     4.3.      CLASS 3 -- SECURED SERIES 1985 BONDHOLDER CLAIMS............................A-14
     4.4.      CLASS 4 -- SECURED TAX CLAIMS...............................................A-14
     4.5.      CLASS 5 -- OTHER SECURED CLAIMS.............................................A-15
     4.6.      CLASS 6 -- CONVENIENCE CLAIMS...............................................A-15
     4.7.      CLASS 7 -- GENERAL UNSECURED CLAIMS.........................................A-15
     4.8.      CLASS 8 -- EDISON EQUITY INTERESTS..........................................A-15

                                  ARTICLE V.

ESTABLISHMENT OF LIMITED LIABILITY
COMPANIES AND FUNDING ESCROW; PENSION PLAN.................................................A-16
     5.1.      EBS Litigation, L.L.C., EBS Pension, L.L.C. and EBS Building, L.L.C.........A-16
     5.2.      Funding Escrow..............................................................A-17
     5.3.      Pension Plan................................................................A-18


                                  ARTICLE VI.

PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
UNDER THE PLAN AND TREATMENT OF DISPUTED,
CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE
EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS................................................A-18
     6.1.      Voting of Claims and Equity Interests.......................................A-18
     6.2.      Nonconsensual Confirmation..................................................A-18
     6.3.      Method of Distributions Under the Plan......................................A-18
     6.4.      General Unsecured Claims....................................................A-19
     6.5.      Objections to and Resolution of Administrative Expense Claims, Claims and
               Equity Interests............................................................A-21
     6.6.      Distributions Relating to Allowed Insured Claims............................A-21
     6.7.      Cancellation and Surrender of Existing Securities and Agreements............A-22
     6.8.      Registration of New Common Stock............................................A-22
     6.9.      Listing of New Common Stock, New Notes and Warrants.........................A-22
     6.10.     Full Recovery for Holders of Allowed General Unsecured Claims...............A-22

                                 ARTICLE VII.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES...................................................A-22
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                                     A-vi
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     7.1.      Assumption or Rejection of Executory Contracts and Unexpired Leases.........A-22
     7.2.      Releases....................................................................A-23
     7.3.      Indemnification Obligations.................................................A-24
     7.4.      Compensation and Benefit Programs...........................................A-24
     7.5.      Retiree Benefits............................................................A-24

                                 ARTICLE VIII.

CONSOLIDATION OF EDISON AND THE SUBSIDIARIES...............................................A-24
     8.1.      Substantive Consolidation...................................................A-24
     8.2.      Merger of Corporate Entities................................................A-24

                                  ARTICLE IX.

PROVISIONS REGARDING CORPORATE GOVERNANCE
AND MANAGEMENT OF THE REORGANIZED DEBTORS..................................................A-25
     9.1.      General.....................................................................A-25
     9.2.      Meetings of Reorganized Edison Stockholders.................................A-25
     9.3.      Directors and Officers of Reorganized Debtors...............................A-25
     9.4.      Amended Bylaws and Amended Certificates of Incorporation....................A-25
     9.5.      Issuance of New Securities..................................................A-25
     9.6.      Stock Option Plan...........................................................A-26
     9.7.      Director Stock Option Plan..................................................A-26
     9.8.      Restricted Stock Agreements.................................................A-26
     9.9.      Employment Contracts........................................................A-26
     9.10.     Retention/Performance Bonuses...............................................A-26

                                  ARTICLE X.

IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN..........................................A-27
     10.1.     Procedures for Exercise of Rights...........................................A-27
     10.2.     The D&B Spinoff Settlement Offer............................................A-28
     10.3.     Term of Bankruptcy Injunction or Stays......................................A-29
     10.4.     Revesting of Assets.........................................................A-29
     10.5.     Causes of Action............................................................A-29
     10.6.     Discharge of Debtors........................................................A-29
     10.7.     Injunction..................................................................A-29

                                     A-vii
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                                  ARTICLE XI.

EFFECTIVENESS OF THE PLAN..................................................................A-30
     11.1.     Conditions Precedent to Effectiveness.......................................A-30
     11.2.     Effect of Failure of Conditions.............................................A-30
     11.3.     Waiver of Conditions........................................................A-30

                                 ARTICLE XII.

RETENTION OF JURISDICTION..................................................................A-31

                                 ARTICLE XIII.

MISCELLANEOUS PROVISIONS...................................................................A-32
     13.1.     Effectuating Documents and Further Transactions.............................A-32
     13.2.     Corporate Action............................................................A-32
     13.3.     Exemption from Transfer Taxes...............................................A-32
     13.4.     Injunction Regarding Worthless Stock Deduction..............................A-32
     13.5.     Exculpation.................................................................A-32
     13.6.     Termination of Committees...................................................A-32
     13.7.     Claims Resolution Committee.................................................A-33
     13.8.     Post-Confirmation Date Fees and Expenses....................................A-33
     13.9.     Payment of Statutory Fees...................................................A-33
     13.10.    Amendment or Modification of the Plan.......................................A-33
     13.11.    Severability................................................................A-34
     13.12.    Revocation or Withdrawal of the Plan........................................A-34
     13.13.    Binding Effect..............................................................A-34
     13.14.    Notices.....................................................................A-34
     13.15.    Governing Law...............................................................A-35
     13.16.    Withholding and Reporting Requirements......................................A-35
     13.17.    Plan Supplement.............................................................A-35
     13.18.    Allocation of Plan Distributions Between Principal and Interest.............A-35
     13.19.    Headings....................................................................A-35
     13.20.    Exhibits/Schedules..........................................................A-35
     13.21.    Filing of Additional Documents..............................................A-36

                        INDEX OF SCHEDULES AND EXHIBITS


Exhibit A..............Summary of Terms of Corporate Headquarters Building Lease

Exhibit B..........................................Summary of Terms of New Notes

Exhibit C...........................................Summary of Terms of Warrants

Schedule 1.........................................Issuance of Series 1997 Bonds

Schedule 2......................................Series 1997 Refunding Conditions

Schedule 3..........................................Terms of Series 1997 A Bonds

Schedule 4..........................................Terms of Series 1997 B Bonds

     1.2.  Administrative Reclamation Claim means any Claim under section 546(c)
           --------------------------------
of the Bankruptcy Code, which, at the election of the holder thereof pursuant to an order of the Bankruptcy Court dated June 4, 1996, is deemed an Administrative Expense Claim under the Plan.

     1.3.  Allowed means, with reference to any Claim or Equity Interest, (a)
           -------
any Claim against or Equity Interest in the Debtors which has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or interest has been filed, (b) any Claim or Equity Interest allowed hereunder, (c) any Claim or Equity Interest which is not Disputed, or (d) any Claim or Equity Interest which, if Disputed, (i) as to which, pursuant to the Plan or a Final Order of the Bankruptcy Court, the liability of the Debtors and the amount thereof are determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court, or (ii) has been Allowed by Final Order; provided, however, that any Claims or Equity Interests allowed solely for the
--------  -------
purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" or "Allowed Equity Interests" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim," "Allowed Claim," or "Allowed Equity Interest" shall not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim, Claim or Equity Interest from and after the Commencement Date.

     1.4.  Amended Edison Bylaws means the amended and restated Bylaws of
           ---------------------
Reorganized Edison, which shall be in substantially the form contained in the Plan Supplement.

     1.5.  Amended Edison Certificate of Incorporation means the amended and
           -------------------------------------------
restated Certificate of Incorporation of Reorganized Edison, which shall be in substantially the form contained in the Plan Supplement.

     1.6.  Authorized Denominations means $4,000 or any integral multiple of
           ------------------------
$250 in excess thereof.

     1.7.  Avoidance Claims means all fraudulent transfer Causes of Action under
           ----------------
sections 544, 548 and 550 of the Bankruptcy Code or otherwise applicable state law that one or more of the Debtors or Debtors in Possession may have in connection with or arising out of the D&B Spinoff.

     1.8.  Ballot means the form distributed to each holder of an impaired Claim
           ------
or Equity Interest on which is to be indicated acceptance or rejection of the Plan.

     1.9.  Bankruptcy Code means title 11 of the United States Code, as amended
           ---------------
from time to time, as applicable to the Chapter 11 Cases.

     1.10. Bankruptcy Court means the United States District Court for the
           ----------------
District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

     1.11. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as
           ----------------
promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

     1.12. Bond Counsel means an attorney or firm of attorneys of nationally
           ------------
recognized standing in matters pertaining to the validity and enforceability of, and the tax-exempt nature of interest on, obligations issued by states and/or cities and their political subdivisions or authorities.

     1.13. Business Day means any day other than a Saturday, Sunday or any other
           ------------
day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

     1.14. Cash means legal tender of the United States of America and
           ----
equivalents thereof.

     1.15. Cash Distribution Pool means $119,000,000 (a) plus the sum of (i) the
           ----------------------
Pension Plan Proceeds to the extent received by the Debtors prior to the Effective Date, (ii) the Corporate Headquarters Building Proceeds to the extent received by the Debtors prior to the Effective Date, (iii) the Resolved Avoidance Claims Proceeds and (iv) the Rights Exercise Proceeds, if any, and (b) minus the LLC Funding Amount; provided, however, that the Debtors shall have the
                              --------  -------
right, at or prior to the Confirmation Hearing, (i) in their sole discretion, upon notice to the Creditors' Committee, to reduce the amount of the Cash Distribution Pool by up to $15,000,000, in $5,000,000 increments, and (ii) with the consent of the Creditors' Committee, to reduce the Cash Distribution Pool by an additional $5,000,000, provided that, as a consequence of any such reduction and contemporaneously therewith, the New Notes Distribution Amount shall be increased by the amount of such reduction.

     1.16. Causes of Action means, without limitation, any and all actions,
           ----------------
causes of action, liabilities, obligations, rights, suits, debts, sums of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

     1.17. Chapter 11 Cases means the cases under chapter 11 of the Bankruptcy
           ----------------
Code commenced by the Debtors, styled In re Edison Brothers Stores, Inc. et al., Chapter 11 Case No. 95-1354 (PJW), Jointly Administered, currently pending in the Bankruptcy Court.

     1.18. Claim has the meaning set forth in section 101 of the Bankruptcy
           -----
Code.

     1.19. Claims Resolution Committee means the committee to be established
           ---------------------------
pursuant to Section 13.7 of the Plan.

     1.20. Class means a category of holders of Claims or Equity Interests as
           -----
set forth in Article III of the Plan.

     1.21. Class A Membership Units means 10,000,000 Class A Membership Units in
           ------------------------
the EBS Litigation, L.L.C., 10,000,000 Class A Membership Units in the EBS Pension, L.L.C. and 10,000,000 Class A Membership Units in the EBS Building, L.L.C.

     1.22. Class B Membership Units means 10,000,000 Class B Membership Units in
           ------------------------
the EBS Litigation, L.L.C., 10,000,000 Class B Membership Units in the EBS Pension, L.L.C. and 10,000,000 Class B Membership Units in the EBS Building, L.L.C.

     1.23. Collateral means any property or interest in property of the estates
           ----------
of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

     1.24. Commencement Date means November 3, 1995, the date on which the
           -----------------
Debtors commenced the Chapter 11 Cases.

     1.25. Confirmation Date means the date on which the Clerk of the Bankruptcy
           -----------------
Court enters the Confirmation Order on the docket.

     1.26. Confirmation Hearing means the hearing held by the Bankruptcy Court
           --------------------
to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     1.27. Confirmation Order means the order of the Bankruptcy Court confirming
           ------------------
the Plan pursuant to section 1129 of the Bankruptcy Code.

     1.28. Convenience Claim means any Unsecured Claim in the amount of $1,000
           -----------------
or less and any Unsecured Claim that is reduced to $1,000 by the election of the holder thereof on such holder's Ballot.

     1.29. Corporate Headquarters Building means the Debtors' corporate
           -------------------------------
headquarters building located at 501 North Broadway in St. Louis, Missouri.

     1.30. Corporate Headquarters Building Lease means the lease for the
           -------------------------------------
Corporate Headquarters Building between the EBS Building, L.L.C., as lessor, and Reorganized Edison, as lessee, on the terms and subject to the conditions described in Exhibit A annexed hereto, which shall be in substantially the form contained in the Plan Supplement.

     1.31. Corporate Headquarters Building Proceeds means the Cash proceeds
           ----------------------------------------
received by the Debtors or Reorganized Debtors as a consequence of the sale, sale/leaseback or other disposition of the Corporate Headquarters Building, net of all costs and expenses incurred by the Debtors or Reorganized Debtors in connection with such sale, sale/leaseback or other similar disposition, including, without limitation, all applicable taxes, brokers' fees, advertising fees, legal fees and filing fees.

     1.32. Creditors' Committee means the statutory committee of unsecured
           --------------------
creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

     1.33. D&B Common Stock means, collectively, the 4,417,498 shares of common
           ----------------
stock in Dave & Buster's, Inc. (a Missouri corporation) which D&B Spinoff Stockholders were entitled to receive in connection with the D&B Spinoff.

     1.34. D&B Spinoff means the June 29, 1995 distribution by Edison of its 85%
           -----------
equity interest in Dave & Buster's, Inc. (a Missouri corporation), as a stock dividend, to holders of Edison common stock as of June 19, 1995 and all related transactions.

     1.35. D&B Spinoff Release Minimum Rights means, when used with reference to
           ----------------------------------
a particular D&B Spinoff Stockholder, a number of Rights equal to the product of
(a) the D&B Spinoff Release Rights Multiplier and (b) the number of shares of D&B Common Stock that such D&B Spinoff Stockholder was entitled to receive in connection with the D&B Spinoff.

     1.36. D&B Spinoff Release Minimum Purchase Price means, when used with
           ------------------------------------------
reference to a particular D&B Spinoff Stockholder, an amount equal to the product of (a) $5.6593 and (b) the number of shares of D&B Common Stock that such D&B Spinoff Stockholder was entitled to receive in connection with the D&B Spinoff.

     1.37. D&B Spinoff Release Rights Multiplier means 2.2637, determined by
           -------------------------------------
dividing the aggregate number of Rights (10,000,000) by the aggregate number of shares of D&B Common Stock (4,417,498).

     1.38. D&B Spinoff Release Shortfall Amount means, when used with reference
           ------------------------------------
to a particular D&B Spinoff Stockholder, an amount determined in accordance with the following formula:

(5.6593) x ((D&B Spinoff Release Minimum Rights - Number of Rights Exercised by D&B Spinoff Stockholder) divided by (D&B Spinoff Release Rights Multiplier))

     1.39. D&B Spinoff Settlement means the settlement, the terms of which are
           ----------------------
set forth in Section 10.2 of the Plan, between (a) the EBS Litigation, L.L.C. and (b) each Released D&B Spinoff Stockholder, pursuant to which each Released D&B Spinoff Stockholder will be released from any and all Avoidance Claims against such Released D&B Spinoff Stockholder.

     1.40. D&B Spinoff Settlement Period means the period commencing on or about
           -----------------------------
the Effective Date and concluding on the D&B Spinoff Settlement Expiration Date.

     1.41. D&B Spinoff Settlement Expiration Date means 5:00 p.m., Eastern Time
           --------------------------------------
on the day that is 30 days after the Effective Date or, if such day is not a Business Day, the next following Business Day.

     1.42. D&B Spinoff Settlement Notice means the form of notice that will
           -----------------------------
provide for the participation in the D&B Spinoff Settlement by certain D&B Spinoff Stockholders in accordance with Section 10.2 of the Plan, which notice shall contain instructions for the proper completion and due execution of such notice and timely delivery thereof, together with other requirements relating to the valid and effective exercise of the right to participate in the D&B Spinoff Settlement.

     1.43. D&B Spinoff Settlement Offer means the offer by the EBS Litigation,
           ----------------------------
L.L.C. to all D&B Spinoff Stockholders, pursuant to Section 10.2 of the Plan, to participate in the D&B Spinoff Settlement.

     1.44. D&B Spinoff Settlement Proceeds means the aggregate Cash proceeds
           -------------------------------
generated by the D&B Spinoff Settlement Offer, excluding any Rights Exercise Proceeds.

     1.45. D&B Spinoff Stockholders means, collectively, the record holders of
           ------------------------
Edison common stock, determined in accordance with Edison's books and records, as of the June 19, 1995 record date used to determine the holders of Edison common stock entitled to participate in the D&B Spinoff.

     1.46. Debtors means, collectively, Edison, Edison Brothers Apparel Stores,
           -------
Inc., Edison Brothers Shoe Stores, Inc., Edison Paymaster, Inc., Edison Brothers Redevelopment Corporation, Edbro Missouri, Edison Alabama Stores, Inc., Edison Arkansas Stores, Inc., Edison Colorado Stores, Inc., Edison Brothers Company, Edison Hawaii Stores, Inc., Edison Illinois Stores, Inc., Edison Kansas Stores, Inc., Edison Kentucky Stores, Inc., Edison Louisiana Stores, Inc., Edison Maryland Stores, Inc., Edison Massachusetts Stores, Inc., Edison Michigan Stores, Inc., Edison Minnesota Stores, Inc., Edison Mississippi Stores, Inc., Edison Nebraska Stores, Inc., Edison New Jersey Stores, Inc., Edison New Mexico Stores, Inc., Edison New York Stores, Inc., Edison Ohio Stores, Inc., Edison Oklahoma Stores, Inc., Edison Oregon Stores, Inc., Edison Pennsylvania Stores, Inc., Edison Tennessee Stores, Inc., Edison Texas Stores, Inc., Edison Utah Stores, Inc., Edbro Ohio Realty, Inc., EBSS-Montana, Inc., EBSS-North Central, Inc., EBSS-Indiana, Inc., EBSS-Iowa, Inc., EBSS-Kansas, Inc., EBSS-Wisconsin, Inc., EBSS-Northeast, Inc., EBSS-South, Inc., EBSS-Mideast,

Inc., EBSS-Michigan, Inc., EBSS-East, Inc., EBSS-Ohio, Inc., EBSS-Pennsylvania, Inc., EBSS-Texas, Inc., EBSS-West, Inc., Edison Puerto Rico Stores, Inc., Ebscat, Inc., Edison Brothers Mall Entertainment, Inc., Horizon Entertainment, Inc., Edison Brothers Stores International, Inc., Edisur, Inc., EBS Holdings Corp., Edison Whittier Warehouse, Inc., Edbro California USG -- 2, Inc., Edbro Missouri USG -- 2, Inc., Edbro California USG -- 1, Inc., Industrial Design, Inc., Webster Clothes, Inc., Z&Z Fashions, Ltd., Webster-Rossville, Inc., Time-Out Family Amusement Centers, Inc., Tofac of Puerto Rico, Inc., Sacha Shoes Ltd. and Mandel's of California.

     1.47. Debtors in Possession means the Debtors in their capacity as debtors
           ---------------------
in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

     1.48. Director Options shall have the meaning set forth in Section 9.7 of
           ----------------
the Plan.

     1.49. Director Stock Option Plan means the Edison Brothers Stores, Inc.
           --------------------------
1997 Director Stock Option Plan, which shall be in substantially the form annexed to the Disclosure Statement as Exhibit F.

     1.50. Disbursing Agent shall have the meaning set forth in Section 6.4(g)
           ----------------
of the Plan.

     1.51. Disclosure Statement means the disclosure statement relating to
           --------------------
the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

     1.52. Disputed means, with reference to any Claim or Equity Interest, any
           --------
Claim or Equity Interest proof of which was timely and properly filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, and in either case or in the case of an Administrative Expense Claim, any Administrative Expense Claim, Claim or Equity Interest which is disputed under the Plan or as to which the Debtors or, if not prohibited by the Plan, any other party in interest has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim or Equity Interest proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim or interest was not timely or properly filed.

     1.53. Disputed Claim Amount means the amount set forth in the proof of
           ---------------------
claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 for purposes of, among other things, Section 6.4(c)(i) of the Plan, the amount so estimated pursuant to an order of the Bankruptcy Court.

     1.54. EBS Building, L.L.C. means the Delaware limited liability company
           -------------------
formed pursuant to the EBS Building LLC Members Agreement.

     1.55. EBS Building LLC Members Agreement means that certain Members
           ----------------------------------
Agreement to govern the EBS Building, L.L.C., which shall be in substantially the form contained in the Plan Supplement.

     1.56. EBS Litigation, L.L.C. means the Delaware limited liability company
           ---------------------
formed pursuant to the EBS Litigation LLC Members Agreement.

     1.57. EBS Litigation LLC Members Agreement means that certain Members
           ------------------------------------
Agreement to govern the EBS Litigation, L.L.C., which shall be in substantially the form contained in the Plan Supplement.

     1.58. EBS Pension, L.L.C. means the Delaware limited liability company
           -------------------
formed pursuant to the EBS Pension LLC Members Agreement.

     1.59. EBS Pension LLC Members Agreement means that certain Members
           ---------------------------------
Agreement to govern the EBS Pension, L.L.C., which shall be in substantially the form contained in the Plan Supplement.

     1.60. Edbro Missouri means Edbro Missouri Realty Company, Inc., a Missouri
           --------------
corporation.

     1.61. Edbro Missouri Facility means all land and improvements presently
           -----------------------
leased to Edbro Missouri pursuant to the Series 1977 Lease Agreement or the Series 1985 Lease Agreement, together with any fixtures appurtenant thereto and any personalty located thereon and related to the foregoing which is owned by Edbro Missouri or leased by Edbro Missouri under the terms of the Series 1977 Lease Agreement and/or the Series 1985 Lease Agreement.

     1.62. Edison means Edison Brothers Stores, Inc., a Delaware corporation.
           ------

     1.63. Edison Equity Interest means any share of common stock or other
           ----------------------
instrument evidencing a present ownership interest in Edison, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

     1.64. Effective Date means the first Business Day on which the conditions
           --------------
specified in Section 11.1 of the Plan have been satisfied or waived.

     1.65. Employment Contracts means the employment contracts or amended
           --------------------
employment contracts entered into between the Reorganized Debtors and certain of their key executives, which shall be in substantially the form annexed to the Disclosure Statement as Exhibit F.

     1.66. Equity Committee means the committee of equity security holders
           ----------------
appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy
Code.

     1.67. Equity Interest means any share of common stock or other instrument
           ---------------
evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

     1.68. Final Order means an order of the Bankruptcy Court as to which the
           -----------
time to appeal, petition for certiorari, or move for reargument or rehearing has
                             ----------
expired and as to which no appeal, petition for certiorari, or other proceedings
                                                ----------
for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in
                     ----------
writing in form and substance satisfactory to the Debtors or the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or
                                                 ----------
rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take
----------
any further appeal, petition for certiorari or move for reargument or rehearing
                                 ----------
shall have expired; provided, however, that the possibility that a motion under
                    --------  -------
Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

     1.69. Funding Escrow means the escrow established pursuant to Section 5.2
           --------------
of the Plan and governed by the Funding Escrow Agreement.

     1.70. Funding Escrow Assets means (a) $16,000,000, (b) the documents of
           ---------------------
title to the Funding Escrow Properties and (c) anything deposited in or transferred to or earned by the Funding Escrow on or after the Effective Date; provided, however, that if the Debtors have, prior to the Effective Date,
--------  -------
entered into a contract to sell, sell and lease back or otherwise dispose of one or more of the Funding Escrow Properties, the Cash proceeds of such transaction or, if such Cash proceeds have not been received prior to the Effective Date, the right to receive such Cash proceeds, shall be transferred into the Funding Escrow in lieu of the Funding Escrow Property or Funding Escrow Properties disposed of.

     1.71. Funding Escrow Agent means the escrow agent appointed pursuant to
           --------------------
Section 5.2 of the Plan and the Funding Escrow Agreement.

     1.72. Funding Escrow Agreement means the escrow agreement governing the
           ------------------------
Funding Escrow, which shall be in substantially the form contained in the Plan Supplement.

     1.73. Funding Escrow Mortgages means the mortgages on the Funding Escrow
           ------------------------
Properties, which shall be in substantially the form contained in the Plan Supplement.

     1.74. Funding Escrow Properties means the following properties owned by
           -------------------------
the Debtors: (a) a parcel of land containing a 13-story building with accompanying driveways and parking facility located at 400 South 14th Street, St. Louis, Missouri; (b) a parcel of land containing a five-story building plus basement comprising the whole of Block 282 of the City of St. Louis located at 1230 North Second Street, St. Louis, Missouri; (c) a parcel of land containing a four-story building plus basement located in Cook County, Illinois at 131-133 South State Street, Chicago, Illinois; (d) a parcel of land containing approximately 15.02 acres together with a building thereon containing approximately 309,444 square feet of ground floor space with accompanying parking facility and truck areas located at 1351 Redmond Road, Rome, Georgia; and (e) a parcel of land in Princeton, Potaka County, Illinois, containing approximately 41.19 acres together with a building thereon containing approximately 369,000 square feet of ground floor space with accompanying parking facility and truck areas located at U.S. 41 and Highway 100, Princeton, Indiana.

     1.75. General Unsecured Claim means any Unsecured Claim other than a
           -----------------------
Convenience Claim.

     1.76. Initial Distribution Date means the date that is 60 days subsequent
           -------------------------
to the Effective Date, or as soon thereafter as is practicable.

     1.77. Insured Claim means any Claim arising from an incident or occurrence
           -------------
that is covered under the Debtors' insurance policies.

     1.78. Issuer means the City of Washington, Franklin County, Missouri, as
           ------
the issuer of the Original Bonds or the Series 1997 Bonds, as applicable.

     1.79. Lien has the meaning set forth in section 101 of the Bankruptcy Code.
           ----

     1.80. LLC Funding Amount means an amount determined in the sole discretion
           ------------------
of the Creditors' Committee and specified in a writing provided to the Debtors by no later than 10 days prior to the date of the Confirmation Hearing; provided, however, that such amount shall in no event be greater than the Cash
--------  -------
Distribution Pool.

     1.81. Management Options shall have the meaning set forth in Section 9.6 of
           ------------------
the Plan.

     1.82. Membership Certificates means, collectively, the certificates which
           -----------------------
will be delivered to each person who is to receive a distribution under the Plan (including distributions to be made following an exercise of Rights) of Class A Membership Units.

     1.83. Mercantile means Mercantile Bank National Association (f/k/a
           ----------
Mercantile Bank of St. Louis, National Association, f/k/a Mercantile Trust Company National Association).

     1.84. New Common Stock means the common stock of Reorganized Edison
           ----------------
authorized and to be issued pursuant to the Plan. The New Common Stock shall have a par value of $.01 per share and such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or in the Amended Edison Certificate of Incorporation and the Amended Edison Bylaws.

     1.85. New Common Stock Distribution Pool means 10,000,000 shares of New
           ----------------------------------
Common Stock minus the number of shares of New Common Stock issuable as a consequence of valid exercises of Rights pursuant to Section 10.1 of the Plan.

     1.86. New Notes means the promissory notes authorized and to be issued
           ---------
pursuant to the Plan on the terms and subject to the conditions described in Exhibit B annexed hereto.

     1.87. New Notes Distribution Amount means $100,000,000 in principal amount
           -----------------------------
of New Notes; provided, however, that the principal amount of the New Notes may be increased as described in Section 1.15 of the Plan.

     1.88. New Notes Indentures means the trust indenture and first supplemental
           --------------------
trust indenture between Reorganized Edison, as issuer, and the indenture trustee, which shall be in substantially the form contained in the Plan Supplement.

     1.89. Original Bondholder means any of the Series 1977 Bondholders or any
           ------------------
of the Series 1985 Bondholders.

     1.90. Original Bonds means, collectively, the Series 1977 Bonds and Series
           --------------
1985 Bonds.

     1.91. Other Priority Claim means any Claim, other than an Administrative
           --------------------
Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

     1.92. Other Secured Claim means any Secured Claim, other than a Secured
           -------------
Series 1977 Bondholder Claim, a Secured Series 1985 Bondholder Claim or a Secured Tax Claim.

     1.93. Pension Plan means the Edison Brothers Stores Pension Plan, as the
           ------------
same may have been or may be amended, modified, revised or restated.

     1.94. Pension Plan Payment Date means the date upon which there is a
           -------------------------
final distribution of assets from the Pension Plan.

     1.95. Pension Plan Proceeds means the Cash proceeds received by the Debtors
           ---------------------
or Reorganized Debtors as a consequence of the termination of the Pension

Plan , net of (a) the Pension Plan assets transferred to a qualified replacement plan within the meaning of section 4980(d)(2) of the Internal Revenue Code (which assets in excess of accrued benefits are not to exceed the statutory minimum required to limit excise taxes relating to the termination of the Pension Plan to 20%), (b) all costs, fees and expenses incurred or for which a reserve is established in connection with, arising from or related to such termination and the establishment of a replacement pension plan, (c) all excise taxes arising from or related to the termination of the Pension Plan and (d) all applicable income taxes, if any, incurred in connection with, or arising from or related to the termination of the Pension Plan for which a reserve in the amount of $7,000,000 is established.

     1.96.  Plan means this chapter 11 plan of reorganization, including,
            ----
without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

     1.97.  Plan Supplement means the forms of documents specified in Section
            ---------------
13.17 of the Plan.

     1.98.  Priority Tax Claim means any Claim of a governmental unit of the
            ------------------
kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

     1.99.  Pro Rata Share means a proportionate share, so that the ratio of
            --------------
the consideration distributed on account of an Allowed Claim or Allowed Equity Interest in a Class to the amount of such Allowed Claim or Allowed Equity Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Allowed Equity Interests in such Class to the amount of all Allowed Claims or Allowed Equity Interests in such Class.

     1.100. Quarter means the period beginning on the Effective Date and ending
            -------
on the next of October 31, January 31, April 30 and July 31, and each three month period thereafter.

     1.101. Record Date means the day that is five days from and after the
            -----------
Confirmation Date.

     1.102. Registration Rights Agreement means a registration rights agreement
            -----------------------------
to be entered into pursuant to Section 6.8 of the Plan between Reorganized Edison and any person or entity entitled to become a party to such registration rights agreement under Section 6.8 of the Plan, which shall be in substantially the form contained in the Plan Supplement.

     1.103. Released D&B Spinoff Stockholder means a D&B Spinoff Stockholder (a)
            --------------------------------
who exercises, in accordance with Section 10.1 of the Plan, a number of Rights greater than or equal to the D&B Spinoff Release Minimum Rights (and elects to participate in the D&B Spinoff Settlement in respect of each Right exercised),
(b) who pays, in accordance with Section 10.2 of the Plan, an amount greater than or equal to the D&B Spinoff Release Minimum Purchase Price or (c) who (i) exercises a number of Rights less than the D&B Spinoff Release Minimum Rights (and elects to participate in the D&B Spinoff Settlement in respect of each Right exercised) and (ii) pays, in accordance with Section 10.2 of the Plan, an amount equal to the D&B Spinoff Release Shortfall Amount.

     1.104. Remarketing Agent shall have the meaning ascribed to such term in
            -----------------
Schedule 4 to the Plan.

     1.105. Reorganized Debtors means Reorganized Edison and each of the
            -------------------
Reorganized Subsidiaries.

     1.106. Reorganized Edbro Missouri means Edbro Missouri, or any successor
            --------------------------
thereto by merger, consolidation or otherwise, on and after the Effective Date.

     1.107. Reorganized Edison means Edison, or any successor thereto by merger,
            ------------------
consolidation or otherwise, on and after the Effective Date.

     1.108. Reorganized Subsidiaries means each of the Subsidiaries, or any
            ------------------------
successors thereto by merger, consolidation or otherwise, on and after the Effective Date.

     1.109. Reserve shall have the meaning set forth in Section 6.4(c)(i) of the
            -------
Plan.

     1.110. Restricted Stock shall have the meaning set forth in Section 9.8 of
            ----------------
the Plan.

     1.111. Restricted Stock Agreements means the agreements entered into
            ---------------------------
between Edison and certain of its key executives with respect to the award by Edison of Restricted Stock to such key executives, which shall be in substantially the form annexed to the Disclosure Statement as Exhibit F.

     1.112. Resolved Avoidance Claims means all Avoidance Claims that are, prior
            -------------------------
to the Effective Date, the subject of a compromise and settlement approved pursuant to Bankruptcy Rule 9019 by Final Order or otherwise resolved, discontinued, abandoned or dismissed.

     1.113. Resolved Avoidance Claims Proceeds means the Cash proceeds received
            ----------------------------------
by the Debtors or Reorganized Debtors prior to the Effective Date as a consequence of the Resolved Avoidance Claims.

     1.114. Rights means 10,000,000 uncertificated, transferable rights,
            ------
exercisable in the aggregate to purchase the Rights Aggregate Consideration, which rights shall be issued to holders of Allowed Edison Equity Interests pursuant to Section 4.8 of the Plan and be exercisable in accordance with the provisions of Section 10.1 of the Plan.

     1.115. Rights Agent means the person designated by the Debtors as the
            ------------
Rights agent by no later than 10 days prior to the date of the Confirmation Hearing.

     1.116. Rights Aggregate Consideration means the New Common Stock
            ------------------------------
Distribution Pool and the Class A Membership Units in EBS Litigation, L.L.C.

     1.117. Rights Exercise Instructions means the instructions which will
            ----------------------------
accompany the Rights Exercise Notice and which will include instructions for the proper completion and due execution of the Rights Exercise Notice and timely delivery thereof, together with other requirements relating to the valid and effective exercise of the Rights.

     1.118. Rights Exercise Notice means the form of exercise notice which will
            ----------------------
provide for the exercise of the Rights by each holder thereof.

     1.119. Rights Exercise Period means the period commencing on or about the
            ----------------------
Effective Date and concluding on the Rights Expiration Date.

     1.120. Rights Exercise Price means $16.40 per Right.
            ---------------------

     1.121. Rights Exercise Proceeds means the aggregate Cash proceeds generated
            ------------------------
by the exercise of the Rights pursuant to Section 10.1 of the Plan.

     1.122. Rights Expiration Date means 5:00 p.m., Eastern Time on the day that
            ----------------------
is 30 days after the Effective Date or, if such day is not a Business Day, the next following Business Day.

     1.123. Schedules means the schedules of assets and liabilities, the list
            ---------
of holders of Equity Interests and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

     1.124. Secured Claim means any Claim, to the extent reflected in the
            -------------
Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

     1.125. Secured Series 1977 Bondholder Claim means any Series 1977
            ------------------------------------
Bondholder Claim to the extent such Claim is a Secured Claim.

     1.126. Secured Series 1985 Bondholder Claim means any Series 1985
            ------------------------------
Bondholder Claim to the extent such Claim is a Secured Claim.

     1.127. Secured Tax Claim means any Secured Claim which, absent its secured
            -----------------
status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

     1.128. Series 1977 Bond Documents means, collectively, the Series 1977
            --------------------------
Bonds, the Series 1977 Bond Ordinance, the Series 1977 Lease Agreement, the Series 1977 Guaranty and each of the other documents, instruments, certificates or agreements executed and delivered in connection with any of the foregoing documents or otherwise with respect to the issuance of the Series 1977 Bonds, as heretofore amended, supplemented, restated and/or modified.

     1.129. Series 1977 Bond Ordinance means that certain Ordinance No. 4930
            --------------------------
adopted by the Issuer on June 9, 1977, pursuant to which the Series 1977 Bonds were issued.

     1.130. Series 1977 Bondholder Claim means any Claim filed by the City on
            ----------------------------
behalf of all Series 1977 Bondholders, against Edbro Missouri or Edison arising under or relating to the Series 1977 Bond Documents.

     1.131. Series 1977 Bondholders means the person or persons in whose name
            -----------------------
or names any Series 1977 Bond shall be registered on the books of the Issuer or paying agent therefor, kept for that purpose in accordance with the terms of the Series 1977 Bond Ordinance.

     1.132. Series 1977 Bonds means the City of Washington, County of Franklin,
            -----------------
State of Missouri Industrial Revenue Bonds, Series of 1977, issued in the original aggregate principal amount of $3,950,000.

     1.133. Series 1977 Guaranty means, collectively, that certain Guaranty,
            --------------------
dated December 15, 1976, executed by Edison, and that certain Guaranty, dated June 6, 1977, executed by Edison, each securing the obligations of Edbro Missouri under the Series 1977 Lease Agreement.

     1.134. Series 1977 Lease Agreement means that certain Agreement of Lease
            ---------------------------
and Option to Purchase, dated December 15, 1976, between the Issuer and Edbro Missouri, as amended by that certain First Amendment of Lease and Option to Purchase, dated June 6, 1977, between the Issuer and Edbro Missouri.

     1.135. Series 1985 Bank Agreement means that certain Bank Agreement, dated
            --------------------------
as of November 15, 1985, between Edison and Mercantile, in its capacity as the holder of all Series 1985 Bonds.

     1.136. Series 1985 Bond Documents means, collectively, the Series 1985
            --------------------------
Bonds, the Series 1985 Bond Indenture, the Series 1985 Lease Agreement, the Series 1985 Bank Agreement, the Series 1985 Guaranty and each of the other documents, instruments, certificates or agreements executed and delivered in connection with any of the foregoing documents or otherwise with respect to the issuance of the Series 1985 Bonds, as heretofore amended, supplemented, restated and/or modified.

     1.137. Series 1985 Bond Indenture means that certain Indenture of Trust
            --------------------------
dated as of November 15, 1985, between the Issuer and the Trustee, pursuant to which the Series 1985 Bonds were issued, together with any supplements thereto.

     1.138. Series 1985 Bondholder Claim means any Claim by the City or the
            ----------------------------
Trustee, on behalf of all Series 1985 Bondholders, against Edbro Missouri or Edison arising under or relating to the Series 1985 Bond Documents.

     1.139. Series 1985 Bondholders means the person or persons in whose name
            -----------------------
or names any Series 1985 Bond shall be registered on the books of the Trustee kept for that purpose in accordance with the terms of the Series 1985 Bond Indenture.

     1.140. Series 1985 Bonds means the City of Washington, Franklin County,
            -----------------
Missouri Industrial Revenue Refunding Bonds (Edbro Missouri Realty Company, Inc. Project) Series of 1985, issued in the original aggregate principal amount of $5,500,000.

     1.141. Series 1985 Guaranty means that certain Guaranty Agreement, dated
            --------------------
as of November 15, 1985, among the Issuer, Trustee and Edison, securing the obligations of Edbro Missouri under the Series 1985 Lease Agreement.

     1.142. Series 1985 Lease Agreement means that certain Amended Lease
            ---------------------------
Agreement, dated November 15, 1985, between the Issuer and Edbro Missouri, as amended by that certain Amendment to Amended Lease Agreement, dated November 28, 1994, between the Issuer and Edbro Missouri.

     1.143. Series 1997 A Bondholders means the registered holders of the Series
            -------------------------
1997 A Bonds.

     1.144. Series 1997 B Bondholders means the registered holders of the Series
            -------------------------
1997 B Bonds.

     1.145. Series 1997 A Bonds means those certain tax-exempt industrial
            -------------------
development revenue refunding bonds in the aggregate principal amount of $2,482,000 issued by the Issuer for the purpose of refunding a portion of the outstanding Series 1977 Bonds in an aggregate principal amount equal to the Allowed Secured Series 1977 Bondholder Claim, which Series 1997 A Bonds shall have the interest rate, maturity and other terms as more specifically described on Schedule 3 to the Plan.

     1.146. Series 1997 B Bonds means those certain tax-exempt industrial
            -------------------
development revenue refunding bonds in the aggregate principal amount of $4,235,000 issued by the Issuer for the purpose of refunding a portion of the outstanding Series 1985 Bonds in an aggregate principal amount equal to the Allowed Secured Series 1985 Bondholder Claim, which Series 1997 B Bonds shall have the interest rate, maturity and other terms as more specifically described on Schedule 4 to the Plan.

     1.147. Series 1997 Bond Indenture shall have the meaning ascribed to such
            --------------------------
term in Schedule 1 to the Plan.

     1.148. Series 1997 Bondholders means, collectively, the Series 1997 A
            -----------------------
Bondholders and the Series 1997 B Bondholders.

     1.149. Series 1997 Bonds means, collectively, the Series 1997 A Bonds and
            -----------------
Series 1997 B Bonds.

     1.150. Series 1997 Collateral Documents shall have the meaning ascribed to
            --------------------------------
such term in Schedule 2 to the Plan.

     1.151. Series 1997 Guaranty shall have the meaning ascribed to such term in
            --------------------
Schedule 2 to the Plan.

     1.152. Series 1997 Loan shall have the meaning ascribed to such term in
            ----------------
Schedule 1 to the Plan.

     1.153. Series 1997 Loan Agreement shall have the meaning ascribed to such
            --------------------------
term in Schedule 1 to the Plan.

     1.154. Series 1997 Loan Documents means, collectively, the Series 1997
            --------------------------
Loan Agreement, the Series 1997 Note, the Series 1997 Collateral Documents, and any other agreements, instruments, certificates, statements, or other documents executed by Reorganized Edbro Missouri, Reorganized Edison, or any of the other Reorganized Debtors in connection with any of the foregoing documents and/or the making of the Series 1997 Loan and the issuance of the Series 1997 Bonds.

     1.155. Series 1997 Note shall have the meaning ascribed to such term in
            ----------------
Schedule 1 to the Plan.

     1.156. Series 1997 Refunding Conditions means the conditions described on
            --------------------------------
Schedule 2 to the Plan.

     1.157. Stock Option Plan means the Edison Brothers Stores, Inc. 1997 Stock
            -----------------
Option Plan, which shall be in substantially the form annexed to the Disclosure Statement as Exhibit F.

     1.158. Subsequent Distribution Date means the twentieth day after the end
            ----------------------------
of the Quarter following the Quarter in which the Initial Distribution Date occurs and the twentieth day after the end of each subsequent Quarter; provided, however, that solely for purposes of
                                --------  -------
Sections 4.7(b)(ii) and 6.4(e) of the Plan, the first and second Subsequent Distribution Date shall occur on the twentieth day after the end of the second and fourth Quarters, respectively, following the Quarter in which the Initial Distribution Date occurs.

     1.159. Subsidiary means any Debtor of which Edison owns directly or
            ----------
indirectly all of the outstanding capital stock.

     1.160. Subsidiary Equity Interest means any share of common stock or other
            --------------------------
instrument evidencing a present ownership interest in any of the Subsidiaries, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

     1.161. Surplus Distributions shall have the meaning set forth in Section
            ---------------------
6.4(e) of the Plan.

     1.162. Tort Claim means any Claim relating to personal injury, property
            ----------
damage or products liability or other similar Claim asserted against any of the Debtors that has not been compromised and settled or otherwise resolved.

     1.163. Trustee means, (i) with respect to the Series 1985 Bonds, Mercantile
            -------
in its capacity as trustee under the Series 1985 Bond Indenture and (ii) with respect to the Series 1997 Bonds, the trust company or bank (which shall be acceptable to Edbro Missouri) which is initially appointed by the Issuer as Trustee under the Series 1997 Bond Indenture.

     1.164. Unresolved Avoidance Claims means all Avoidance Claims that are not,
            ---------------------------
prior to the Effective Date, the subject of a compromise and settlement approved pursuant to Bankruptcy Rule 9019 by Final Order or otherwise resolved, discontinued, abandoned or dismissed.

     1.165. Unsecured Claim means any Claim that is not a Secured Claim,
            ---------------
Administrative Expense Claim, Priority Tax Claim or Other Priority Claim.

     1.166. Warrants means warrants to purchase New Common Stock, on the terms
            --------
and subject to the conditions described in Exhibit C annexed hereto, to be distributed to the holders of Allowed Edison Equity Interests pursuant to
Section 4.8 of the Plan.

     1.167. Warrant Distribution Pool means approximately 1,008,791 Warrants.
            -------------------------

     Interpretation; Application of Definitions and Rules of Construction.
     --------------------------------------------------------------------
Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.


                                  ARTICLE II.

                          TREATMENT OF ADMINISTRATIVE
                    EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                    --------------------------------------

     2.1.  Administrative Expense Claims. Except to the extent that any entity
           -----------------------------
entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative
                              --------  -------
Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions.

     2.2. Professional Compensation and Reimbursement Claims. All entities
          --------------------------------------------------
seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the
Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and,
(b) if granted such an award by the Bankruptcy Court, shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors.

        2.3. Priority Tax Claims. Except to the extent that a holder of an
             -------------------
Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized Edison, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 8 1/4%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.


                                 ARTICLE III.

                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                 ---------------------------------------------

     Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

Class                                                               Status
-----                                                               ------
Class 1 -- Other Priority Claims................................Unimpaired

Class 2 -- Secured Series 1977 Bondholder Claims..................Impaired

Class 3 -- Secured Series 1985 Bondholder Claims..................Impaired

Class 4 -- Secured Tax Claims.....................................Impaired

Class 5 -- Other Secured Claims.................................Unimpaired

Class 6 -- Convenience Claims.....................................Impaired

Class 7 -- General Unsecured Claims...............................Impaired

Class 8 -- Edison Equity Interests................................Impaired

                                  ARTICLE IV.

                   TREATMENT OF CLAIMS AND EQUITY INTERESTS
                   ----------------------------------------

     4.1. CLASS 1 -- OTHER PRIORITY CLAIMS.
          --------------------------------

     (a)  Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder
          ---------------------
of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     (b)  Distributions. Each holder of an Allowed Other Priority Claim shall
          -------------
receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

     4.2. CLASS 2 -- SECURED SERIES 1977 BONDHOLDER CLAIMS.
          ------------------------------------------------

     (a)  Impairment and Voting. Class 2 is impaired by the Plan. The beneficial
          ---------------------
holders of the Secured Series 1977 Bondholder Claims are the Series 1977 Bondholders. Consequently, each Series 1977 Bondholder shall be entitled to vote to accept or reject the Plan.

     (b)  Distributions. On the Effective Date and upon satisfaction of each of
          -------------
the Series 1997 Refunding Conditions, Reorganized Edbro Missouri shall cause the Series 1997 A Bonds to be issued by the Issuer in the original aggregate principal amount of $2,482,000 and shall cause the distribution of the Series 1997 A Bonds to or on behalf of the Series 1977 Bondholders as of the Record Date in satisfaction of all Allowed Secured Series 1977 Bondholder Claims. The Series 1997 A Bonds shall be issued for the purpose of refunding a portion of the Series 1977 Bonds in an aggregate principal amount equal to the Allowed Secured Series 1977 Bondholder Claims. Each Series 1977 Bondholder shall receive Series 1997 A Bonds in Authorized Denominations, in an aggregate principal amount equal to 85% of the principal amount of the Series 1977 Bonds held by such Series 1977 Bondholder as of the Record Date. The Series 1997 A Bonds will contain such terms and shall be issued pursuant to such documents as more particularly described on Schedules 1, 2 and 3 attached hereto and made a part hereof.

     (c)  Lien Priority. The Trustee, on behalf of and for the benefit of all
          -------------
Series 1997 Bondholders, shall have a first lien on the Edbro Missouri Facility to secure the Series 1997 Loan and the other obligations of Reorganized Edbro Missouri under the Series 1997 Loan Documents. There shall be no priority in payment or lien rights of the Series 1997 A Bondholders over the payment or lien rights of the Series 1997 B Bondholders but such payment and lien rights shall be pari passu with respect to each series of Series 1997 Bonds.

     4.3. CLASS 3 -- SECURED SERIES 1985 BONDHOLDER CLAIMS.
          ------------------------------------------------

     (a)  Impairment and Voting. Class 3 is impaired by the Plan. The beneficial
          ---------------------
holders of the Secured Series 1985 Bondholder Claims are the Series 1985 Bondholders. Consequently, each Series 1985 Bondholder shall be entitled to vote to accept or reject the Plan.

     (b)  Distributions. On the Effective Date and upon satisfaction of each of
          -------------
the Series 1997 Refunding Conditions, Reorganized Edbro Missouri shall cause the Series 1997 B Bonds to be issued by the Issuer in the original aggregate principal amount of $4,235,000 and shall cause the distribution of the Series 1997 B Bonds to or on behalf of the Series 1985 Bondholders as of the Record Date in satisfaction of all Allowed Secured Series 1985 Bondholder Claims. The Series 1997 B Bonds shall be issued for the purpose of refunding a portion of the Series 1985 Bonds in an aggregate principal amount equal to the Allowed Secured Series 1985 Bondholder Claims. Each Series 1985 Bondholder shall receive Series 1997 B Bonds in Authorized Denominations, in an aggregate principal amount equal to 77% of the principal amount of the Series 1985 Bonds held by such Series 1985 Bondholder as of the Record Date. The Series 1997 B Bonds will contain such terms and shall be issued pursuant to such documents as more particularly described on Schedules 1, 2 and 3 attached hereto and made a part hereof.

     (c)  Lien Priority. The Trustee, on behalf of and for the benefit of all
          -------------
Series 1997 Bondholders, shall have a first lien on the Edbro Missouri Facility to secure the Series 1997 Loan and the other obligations of Reorganized Edbro Missouri under the Series 1997 Loan Documents. There shall be no priority in payment or lien rights of the Series 1997 A Bondholders over the payment or lien rights of the Series 1997 B Bondholders but such payment and lien rights shall be pari passu with respect to each series of Series 1997 Bonds.

     4.4. CLASS 4 -- SECURED TAX CLAIMS.
          -----------------------------

     (a)  Impairment and Voting. Class 4 is impaired by the Plan. Each holder of
          ---------------------
an Allowed Secured Tax Claim is entitled to vote to accept or reject the Plan.

     (b)  Distributions. Except to the extent that a holder of an Allowed
          -------------
Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the sole option of Reorganized Edison, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at a fixed annual rate equal to 8 1/4%, over a period through the sixth anniversary of the date of assessment of such Allowed Secured Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

     (c)  Retention of Liens. Each holder of an Allowed Secured Tax Claim shall
          ------------------
retain the Liens (or replacement Liens as may be contemplated under nonbankruptcy law) securing its Allowed Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Secured Tax Claim is made as provided herein, and upon such full and final payment, such Liens shall be deemed null and void and shall be unenforceable for all purposes.

     4.5. CLASS 5 -- OTHER SECURED CLAIMS.
          -------------------------------

     (a)  Impairment and Voting. Class 5 is unimpaired by the Plan. Each holder
          ---------------------
of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     (b)  Distributions/Reinstatement of Claims. Except to the extent that a
          -------------------------------------
holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of Reorganized Edison, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

     4.6. CLASS 6 -- CONVENIENCE CLAIMS.
          -----------------------------

     (a)  Impairment and Voting. Class 6 is impaired by the Plan. Each holder of
          ---------------------
an Allowed Convenience Claim is entitled to vote to accept or reject the Plan.

     (b)  Distributions. Each holder of an Allowed Convenience Claim as of the
          -------------
Record Date shall receive Cash in an amount equal to 100% of such Allowed Convenience Claim on the later of the Effective Date and the date such Allowed Convenience Claim becomes an Allowed Convenience Claim, or as soon thereafter as is practicable.

     4.7. CLASS 7 -- GENERAL UNSECURED CLAIMS.
          -----------------------------------

     (a)  Impairment and Voting. Class 7 is impaired by the Plan. Each holder of
          ---------------------
an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

     (b)  Distributions.
          -------------

          (i) On the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed General Unsecured Claim as of the Record Date shall receive a Pro Rata Share of (a) the Cash Distribution Pool less the amount of Cash in the Reserve, (b) the New Notes Distribution Amount less the aggregate principal amount of New Notes in the Reserve, (c) the New Common Stock Distribution Pool less the number of shares of New Common Stock in the Reserve and (d) subject to Sections 5.1(c) and 10.1 of the Plan and in accordance with Section 6.4(b) of the Plan, the Class A Membership Units, plus any interest required to be paid pursuant to Section 6.4(a) of the Plan.

          (ii) On each Subsequent Distribution Date, each holder of an Allowed General Unsecured Claim as of the Record Date shall receive a Pro Rata Share of the amount of Cash, New Notes, New Common Stock and Class A Membership Units in the Surplus Distributions.

     4.8. CLASS 8 -- EDISON EQUITY INTERESTS.
          ----------------------------------

     (a)  Impairment and Voting. Class 8 is impaired by the Plan. Each holder of
          ---------------------
an Allowed Edison Equity Interest is entitled to vote to accept or reject the Plan.

     (b)  Distributions. Each holder of an Allowed Edison Equity Interest as of
          -------------
the Record Date shall receive a Pro Rata Share of (i) the Warrants in the Warrant Distribution Pool, on the later of the Initial Distribution Date and the date such Allowed Edison Equity Interest becomes an Allowed

Edison Equity Interest or as soon thereafter as is practicable and (ii) the Rights, pursuant to section 10.1 of the Plan, on the Effective Date.


                                  ARTICLE V.

                      ESTABLISHMENT OF LIMITED LIABILITY
                  COMPANIES AND FUNDING ESCROW; PENSION PLAN
                  ------------------------------------------

     5.1. EBS Litigation, L.L.C., EBS Pension, L.L.C. and EBS Building, L.L.C.
          --------------------------------------------------------------------

     (a)  Creation. Subject to Section 5.1(c) of the Plan, prior to the
          --------
Effective Date, (i) the EBS Litigation, L.L.C. shall be established pursuant to the EBS Litigation LLC Members Agreement and the Plan, (ii) the EBS Pension, L.L.C. shall be established pursuant to the EBS Pension LLC Members Agreement and the Plan and (iii) the EBS Building, L.L.C. shall be established pursuant to the EBS Building LLC Members Agreement and the Plan.

     (b)  Transfer of Certain Assets to the LLCs.
          --------------------------------------

          (i) Subject to Section 5.1(c) of the Plan, on the Effective Date, the Debtors and the Reorganized Debtors shall transfer to the EBS Litigation, L.L.C. all of their right, title and interest in and to the Unresolved Avoidance Claims. Subject to Section 5.1(c) of the Plan and pursuant to Section 10.2 of the Plan, as promptly as is practicable after the D&B Spinoff Settlement Expiration Date, the Disbursing Agent shall transfer the D&B Spinoff Settlement Proceeds, if any, to the EBS Litigation, L.L.C. The EBS Litigation, L.L.C. shall be appointed the representative of the Debtors' estates for the purpose of retaining and enforcing the Unresolved Avoidance Claims in accordance with section 1123(b)(3)(B) of the Bankruptcy Code and the EBS Litigation LLC Members Agreement.

          (ii) Subject to Section 5.1(c) of the Plan, on the Effective Date, the Debtors and the Reorganized Debtors shall transfer to the EBS Pension, L.L.C. the right to receive the Pension Plan Proceeds from the Reorganized Debtors within five days after the Pension Plan Payment Date.

          (iii) Subject to Section 5.1(c) of the Plan, on the Effective Date, the Debtors and the Reorganized Debtors will transfer to the EBS Building,
     L.L.C.: (a) the right to receive the Corporate Headquarters Building Proceeds if the Debtors or Reorganized Debtors have, as of the Effective Date, entered into a contract to sell, sell and lease back or otherwise dispose of the Corporate Headquarters Building and all of the Corporate Headquarters Building Proceeds have not been received by the Debtors prior to the Effective Date;

     provided, however, that if such contract does not thereafter result in the
     --------  -------
     sale or other disposition contemplated thereby within 60 days after the Effective Date, the Debtors shall promptly transfer the Corporate Headquarters Building to the EBS Building, L.L.C., or (b) if no such contract to sell, sell and lease back or otherwise dispose of the Corporate Headquarters Building has been entered into as of the Effective Date, the Corporate Headquarters Building.

     (c)  Exceptions to Transfers. If, prior to the Effective Date, the Debtors
          -----------------------
have received the Pension Plan Proceeds, the Pension Plan Proceeds shall be added to the Cash Distribution Pool pursuant to Section 1.15 hereof and the EBS Pension, L.L.C. shall be terminated. If, prior to the Effective Date, the Debtors have received the Corporate Headquarters Building Proceeds, the Corporate Headquarters Building Proceeds shall be added to the Cash Distribution Pool pursuant to Section 1.15 hereof and the EBS Building, L.L.C. shall be terminated. If, as of the Effective Date, there are no Unresolved Avoidance Claims and the Resolved Avoidance Claims Proceeds have been added to the Cash Distribution Pool pursuant to Section 1.15 hereof, the EBS Litigation, L.L.C. shall be terminated.

     (d)  Funding of the LLCs. On the Effective Date, the Debtors or Reorganized
          -------------------
Debtors shall transfer to the EBS Litigation, L.L.C., the EBS Pension, L.L.C. and the EBS Building, L.L.C. the LLC Funding Amount in the respective amounts designated to the Debtors by the Creditors' Committee, in writing, within 10 days prior to the Confirmation Date.

     (e)  Corporate Headquarters Building Lease. Subject to Section 5.1(c) of
          -------------------------------------
the Plan, on the Effective Date, the EBS Building, L.L.C., as lessor, and Reorganized Edison, as lessee, shall enter into the Corporate Headquarters Building Lease.

     (f)  Indemnification. Except with respect to any Unresolved Avoidance
          ---------------
Claims that the EBS Litigation, L.L.C. may have against present or former officers, directors or employees of the Debtors in their capacities other than as present or former officers, directors or employees, the EBS Litigation, L.L.C. and the EBS Pension, L.L.C. shall indemnify, defend and hold harmless the Reorganized Debtors and their present or former officers, directors and employees (the "Indemnified Parties") from and against any direct losses, claims, damages, expenses, liabilities and actions arising from or relating to the EBS Litigation, L.L.C and any actions taken or proceedings commenced by the EBS Litigation, L.L.C. (the "LLC Related Claims"); provided, however, that the
                                                   --------  -------
foregoing indemnification (except with respect to costs and expenses as provided in the penultimate sentence of this Section 5.1(f)) shall be satisfied solely from the funds, if any, received by the EBS Litigation, L.L.C. from the compromise and settlement or successful prosecution of the Unresolved Avoidance Claims. As more particularly set forth in the EBS Pension LLC Members Agreement, the EBS Pension, L.L.C. shall establish a reserve from the Pension Plan Proceeds for the benefit of the Indemnified Parties in the amount of $1,500,000 to pay the costs and expenses incurred by the Indemnified Parties in defending against the LLC Related Claims; provided, however, that the
                        --------  -------

Indemnified Parties shall, in the first instance, seek payment of the costs and expenses of defending against the LLC Related Claims from any applicable officers' and directors' insurance policy, as such costs and expenses are incurred. Any amounts remaining in the reserve upon the final adjudication, including any appeals, of the LLC Related Claims or the compromise and settlement of such claims, shall be released and distributed pursuant to the terms of the EBS Pension LLC Members Agreement.

     5.2. Funding Escrow.
          --------------

     (a)  Creation of the Funding Escrow. On the Effective Date, pursuant to
          ------------------------------
section 1123(b)(3)(B) of the Bankruptcy Code, the Funding Escrow shall be created and governed by the Funding Escrow Agreement for the benefit of the Reorganized Debtors and holders of New Notes.

     (b)  Funding Escrow Assets. On the Effective Date, Reorganized Edison shall
          ---------------------
enter into the Funding Escrow Agreement and deposit the Funding Escrow Assets in the Funding Escrow for the purpose of "prefunding" the interest payments required to be made by Reorganized Edison under the New Notes through and including July 31, 2000. Pursuant to the Funding Escrow Agreement, Reorganized Edison shall (i) have the right in its sole discretion to direct the Funding Escrow Agent to transfer to Reorganized Edison Cash from the Funding Escrow in amounts necessary to pay the interest payments required under the New Notes through and including July 31, 2000, (ii) have the right in its sole discretion to cause the Funding Escrow Agent to deliver to Reorganized Edison any documents of title to enable Reorganized Edison to sell, sell and lease back or otherwise dispose of one or more of the Funding Escrow Properties and retain the proceeds therefrom in the Funding Escrow, (iii) have the right to use of the Funding Escrow Properties for no cost at all times during the existence of the Funding Escrow, unless and until the Funding Escrow Properties are sold, sold and leased back or otherwise disposed of pursuant to this Section 5.2(b) and the Funding Escrow Agreement, (iv) be required to pay the taxes relating to and operating costs of the Funding Escrow Properties, unless and until the Funding Escrow Properties are sold, sold and leased back or otherwise disposed of pursuant to this Section 5.2(b) and the Funding Escrow Agreement and (v) have the right in its sole discretion to substitute $14,000,000 in Cash for the Funding Escrow Properties at any time during the existence of the Funding Escrow, unless and until the Funding Escrow Properties are sold, sold and leased back or otherwise disposed of pursuant to this Section 5.2(b) and the Funding Escrow Agreement; provided, however, that if the Debtors have, prior to the Effective Date,
--------  -------
entered into a contract to sell, sell and lease back or otherwise dispose of one or more of the Funding Escrow Properties, the Cash proceeds of such transaction or, if such Cash proceeds have not been received prior to the Effective Date, the right to receive such Cash proceeds, shall be transferred into the Funding Escrow pursuant to Section 1.70 of the Plan and the amount of Cash that Reorganized Edison may substitute for the Funding Escrow Properties ($14,000,000) shall be reduced by the Cash proceeds of such transaction or transactions. Provided that all interest payments required under the New Notes have been paid by Reorganized Edison through and including July 31, 2000, any funds in the Funding Escrow that have not been distributed and the Funding Escrow

Properties that have not been sold or otherwise disposed of by the Funding Escrow Agent on or before August 1, 2000, shall be returned to Reorganized Edison by the Funding Escrow Agent free and clear of all claims, liens, encumbrances and contractually imposed restrictions arising under or related to the Funding Escrow Agreement and the Plan and any documents or instruments relating thereto.

     (c)  Funding Escrow Mortgages. The Funding Escrow Agent shall be granted
          ------------------------
the Funding Escrow Mortgages to secure the payment of interest by Reorganized Edison on the New Notes for the first three years; provided, however, that if
                                                   --------  -------
the Debtors have, prior to the Effective Date, entered into a contract to sell, sell and lease back or otherwise dispose of one or more of the Funding Escrow Properties, there shall be no Funding Escrow Mortgage on such Funding Escrow Property or Funding Escrow Properties; provided, further, that if such contract
                                       --------  -------
does not thereafter result in the sale or other disposition contemplated thereby within 60 days after the Effective Date, there shall be a Funding Escrow Mortgage on such Funding Escrow Property or Funding Escrow Properties. Upon Reorganized Edison's payment of all interest payments required to be made under the New Notes through and including July 31, 2000 or upon the consummation by Reorganized Edison of its right to substitute Cash for the Funding Escrow Properties, as described in Section 5.2(b) of the Plan, all of the Funding Escrow Mortgages shall be released. Upon the consummation by Reorganized Edison of a sale, sale and lease back or other disposition of one of the Funding Escrow Properties, as described in and subject to Section 5.2(b) of the Plan, the corresponding Funding Escrow Mortgage shall be released.

     (d)  Funding Escrow Agent. The Funding Escrow Agent shall be appointed by
          --------------------
the Debtors by no later than 10 days prior to the date of the Confirmation Hearing. The name of the person appointed in that capacity shall be disclosed at or prior to the Confirmation Hearing. The Funding Escrow Agent shall serve for the duration of the Funding Escrow subject to his or her earlier death, resignation, incapacity or removal as provided in the Funding Escrow Agreement.

     (e)  Powers of Funding Escrow Agent. From and after the Effective Date, the
          ------------------------------
Funding Escrow Agent's powers shall be as provided for in the Funding Escrow Agreement.

     (f)  Distribution of Funding Escrow Assets. The Funding Escrow Assets shall
          -------------------------------------
be distributed in accordance with the provisions of the Plan and the Funding Escrow Agreement.

     (g)  Term of Funding Escrow. The Funding Escrow and the Funding Escrow
          ----------------------
Agreement shall terminate on the thirtieth day after the distribution of all of the Funding Escrow Assets in accordance with the provisions of the Plan and the Funding Escrow Agreement.

     (h)  Indemnification. The Funding Escrow shall indemnify, defend and hold
          ---------------
harmless the Reorganized Debtors and their officers, directors and employees from and against any losses, claims, damages, expenses, liabilities and actions arising from or relating to the Funding Escrow.

     5.3. Pension Plan. The Debtors and Reorganized Debtors shall take all
          ------------
actions necessary and appropriate to generate the Pension Plan Proceeds. Except as provided in Section 5.1(c) of the Plan, the Pension Plan Proceeds shall be transferred to the EBS Pension, L.L.C. in accordance with Section 5.1(b) of the Plan.


                                  ARTICLE VI.

                 PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
                   UNDER THE PLAN AND TREATMENT OF DISPUTED,
                  CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE
                  EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS
                  -------------------------------------------

     6.1. Voting of Claims and Equity Interests. Each holder of an Allowed Claim
          -------------------------------------
or an Allowed Equity Interest in an impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

     6.2. Nonconsensual Confirmation. If any impaired Class of Claims or Equity
          --------------------------
Interests entitled to vote shall not accept the Plan by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors reserve the right to amend the Plan in accordance with
Section 13.10 hereof or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.

     6.3. Method of Distributions Under the Plan.
          --------------------------------------

     (a)  In General. Subject to Bankruptcy Rule 9010, all distributions under
          ----------
the Plan shall be made by Reorganized Edison to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Record Date, and to the holder of each Allowed Edison Equity Interest at the address of such holder as listed in the transfer ledger for Edison Equity Interests as of the Record Date, unless the Debtors or Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim or Equity Interest by such holder that provides an address for such holder different from the address reflected on the Schedules (for holders of Allowed Claims) or on the transfer ledger as of the Record Date (for holders of Allowed Edison Equity Interests).

     (b)  Distributions of Cash. Any payment of Cash made by Reorganized Edison
          ---------------------
pursuant to the Plan shall be made by check drawn on a domestic bank.

     (c)  Timing of Distributions. Any payment or distribution required to be
          -----------------------
made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

     (d)  Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be
          ----------------------------
distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

     (e)  Minimum Distributions. No payment of Cash less than one-hundred
          ---------------------
dollars shall be made by Reorganized Edison to any holder of a Claim unless a request therefor is made in writing to Reorganized Edison.

     (f)  Fractional Shares, Rights, Warrants or Class A Membership Units;
          ----------------------------------------------------------------
Multiples of New Notes. No fractional shares of New Common Stock, fractional
----------------------
Rights, fractional Warrants or fractional Class A Membership Units or Cash in lieu thereof shall be distributed under the Plan. When any distribution on account of an Allowed Claim or Allowed Edison Equity Interest pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock, Rights, Warrants or Class A Membership Units that is not a whole number, the actual distribution of shares of New Common Stock, Rights, Warrants or Class A Membership Units shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock, Rights, Warrants or Class A Membership Units to be distributed to a Class of Claims or Edison Equity Interests, as the case may be, shall be adjusted as necessary to account for the rounding provided in this
Section 6.3(f). New Notes shall only be issued in multiples of $1,000. Any New Notes that would otherwise have been distributed in multiples of other than $1,000 shall be aggregated by the indenture trustee under the New Notes Indentures or the Disbursing Agent and sold. The Cash proceeds from such sale shall be distributed on a pro rata basis to those holders of Allowed General Unsecured Claims that would have been entitled to New Notes in multiples of other than $1,000.

     (g)  Unclaimed Distributions. Except with respect to distributions under
          -----------------------
the Plan to holders of Allowed General Unsecured Claims, any distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall be revested in Reorganized Edison and any entitlement of any holder of any Claim or Equity Interest to such distributions shall be extinguished and forever barred. Distributions under the Plan to holders of Allowed General Unsecured Claims that are unclaimed for a period of one year after distribution thereof shall be added to the Reserve and any entitlement of such holders of Allowed General Unsecured Claims to such distributions shall be extinguished and forever barred.

     (h)  Distributions to Holders as of the Record Date. As at the close of
          ----------------------------------------------
business on the Record Date, the claims register (for Claims) and the transfer ledgers (for Edison Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Edison Equity Interests. Edison and Reorganized Edison shall have no obligation to recognize any transfer of any Claims or Edison Equity Interests occurring after the Record Date. Edison and Reorganized Edison shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 6.1 of the Plan) with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Edison Equity Interests) as of the close of business on the Record Date.

     6.4. General Unsecured Claims.
          ------------------------

     (a)  Cash Held Prior to the Initial Distribution Date. On the Effective
          ------------------------------------------------
Date, Reorganized Edison shall deposit the Cash in the Cash Distribution Pool in a segregated bank account or accounts. Reorganized Edison shall invest the Cash held in such account or accounts in a manner consistent with investment guidelines to be agreed upon by the Debtors and the Creditors' Committee, which investment guidelines shall be included in the Plan Supplement. Reorganized Edison shall pay, or cause to be paid, out of the funds held in such account or accounts, any tax imposed on such account by any governmental unit with respect to income generated by the property held in such account or accounts. The yield earned on such invested Cash for the period commencing on the Effective Date and continuing through and including the Initial Distribution Date (net of applicable taxes), shall be distributed to each holder of an Allowed General Unsecured Claim on the Initial Distribution Date, based upon each holders' Pro Rata Share.

     (b)  Membership Units. On the Effective Date, Reorganized Edison shall hold
          ----------------
100% of the Class B Membership Units. In connection with each distribution of Class A Membership Units under the Plan, Reorganized Edison will surrender for cancellation a number of Class B Membership Units in each of the EBS Litigation, L.L.C., the EBS Pension, L.L.C. and the EBS Building, L.L.C. equal to the number of Class A Membership Units in each such LLC that are to be distributed under the Plan, and will receive in exchange therefor, for distribution under the Plan, a like number of Class A Membership Units in such LLC.

     (c)  Distributions Withheld for Disputed General Unsecured Claims.
          ------------------------------------------------------------

          (i)  Establishment and Maintenance of Reserve. On the Initial
               ----------------------------------------
     Distribution Date and each Subsequent Distribution Date, Reorganized Edison shall reserve from the distributions to be made on such dates to the holders of Allowed General Unsecured Claims, an amount of Cash, New Notes and New Common Stock equal to 100% of the distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such dates if such Disputed General Unsecured Claims were Allowed Claims in their

     Disputed Claim Amounts (the "Reserve"). Subject to Section 6.4(b) of the Plan, Reorganized Edison shall also hold in the Reserve the Class B Membership Units.

          (ii) Property Held in Reserve. Cash held in the Reserve (including
               ------------------------
     interest paid on New Notes held in the Reserve and dividends paid on New Common Stock held in the Reserve, if any) shall be deposited in a segregated bank account or accounts in the name of Reorganized Edison and designated as held in trust for the benefit of holders of Allowed General Unsecured Claims. Cash held in the Reserve shall not constitute property of the Reorganized Debtors. Reorganized Edison shall invest the Cash held in the Reserve in a manner consistent with investment guidelines to be agreed upon by the Debtors and the Creditors' Committee, which investment guidelines shall be included in the Plan Supplement. Reorganized Edison shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to each holder of an Allowed General Unsecured Claim on the last Subsequent Distribution Date under the Plan, based upon each holders' Pro Rata Share. New Notes, New Common Stock and Class B Membership Interests held in the Reserve shall be held in trust by the Reorganized Debtors for the benefit of the potential claimants of such securities and shall not constitute property of the Reorganized Debtors.

     (d)  Distributions Upon Allowance of Disputed General Unsecured Claims. The
          -----------------------------------------------------------------
holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive distributions of Cash, New Notes and New Common Stock from the Reserve and, in accordance with Section 6.4(b) of the Plan, Class A Membership Units, on the next Subsequent Distribution Date that follows the Quarter during which such Disputed General Unsecured Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed General Unsecured Claim had been an Allowed Claim on or prior to the Effective Date, without any post-Effective Date interest thereon (without regard to interest earned on property held in the Reserve pursuant to Section 6.4 of the Plan).

     (e)  Surplus Distributions to Holders of Allowed General Unsecured Claims.
          --------------------------------------------------------------------
The following consideration shall constitute surplus distributions (the "Surplus Distributions") pursuant to the Plan: (i) pursuant to Section 6.3(g) of the Plan, distributions under the Plan to holders of Allowed General Unsecured Claims that are unclaimed for a period of one year after distribution thereof;
(ii) to the extent that a Disputed General Unsecured Claim is not Allowed or becomes an Allowed Claim in an amount less than the Disputed Claim Amount, the excess of the amount of Cash, New Notes and New Common Stock in the Reserve over the amount of Cash, New Notes and New Common Stock actually distributed on account of such Disputed General Unsecured Claim; and (iii) to the extent that a Disputed General Unsecured Claim is not Allowed or becomes an Allowed Claim in an amount less than the Disputed Claim Amount, a number of Class A

Membership Units equal to the number of Class B Membership Units held in the Reserve on account of such excess. The Surplus Distributions shall be distributed to the holders of Allowed General Unsecured Claims pursuant to
Section 4.7(b)(ii) of the Plan; provided, however, that Reorganized Edison shall
                                --------  -------
not be under any obligation to make any Surplus Distributions on a Subsequent Distribution Date unless the Cash portion of the Surplus Distributions to be distributed on a Subsequent Distribution Date aggregates $1,000,000 or more, unless the distribution is the last distribution under the Plan.

     (f)  Personal Injury Tort Claims. All personal injury Tort Claims are
          ---------------------------
Disputed Claims. Any personal injury Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court. Any personal injury Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section 6.4(f) and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court, shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in this Section 6.4(f) shall impair the Debtors' right to seek estimation of any and all personal injury Tort Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, in connection with or arising out of any personal injury Tort Claim.

     (g)  Disbursing Agent. The Debtors or the Reorganized Debtors will appoint
          ----------------
a disbursing agent (the "Disbursing Agent") to (i) fulfill the obligations that the Reorganized Debtors have under the Plan with respect to distributions to holders of Allowed General Unsecured Claims, including, without limitation, holding all reserves and accounts pursuant to the Plan, including the Reserve, and (ii) effectuate the D&B Spinoff Settlement on behalf of the EBS Litigation, L.L.C., pursuant to Section 10.2 of the Plan.

     6.5. Objections to and Resolution of Administrative Expense Claims, Claims
          ---------------------------------------------------------------------
and Equity Interests.
--------------------

     (a) Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors or Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that, subject to Section 6.5(b) of the Plan, the
       --------  -------
Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized Debtors shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

     (b) On the last day of each month or as otherwise agreed to in writing by the Debtors and the Creditors' Committee, the Reorganized Debtors shall provide counsel to the Claims Resolution Committee with written notice by overnight delivery service or facsimile transmission of each Disputed Claim that they intend to compromise, settle or resolve, other than such compromises, settlements or resolutions that fall within the parameters of (i) prior orders of the Bankruptcy Court authorizing the Debtors to compromise or settle certain Claims without approval of the Bankruptcy Court, (ii) settlement guidelines to be agreed upon by the Debtors and the Creditors' Committee prior to the Confirmation Date, or (iii) settlement guidelines to be agreed upon by the Debtors and the Claims Resolution Committee subsequent to the Effective Date. Within 15 days after the receipt of such notice, the Claims Resolution Committee shall provide the Reorganized Debtors with written notice of any such compromises, settlements or resolutions with which it does not concur. If the Reorganized Debtors and the Claims Resolution Committee cannot reach agreement with respect to any such compromise, settlement or resolution, the Claims Resolution Committee will be permitted to file with the Bankruptcy Court and serve on the Reorganized Debtors an objection to the reasonableness of any such compromise, settlement or resolution within 15 days after the date that the Claims Resolution Committee provides the Reorganized Debtors with written notice of such compromise, settlement or resolution with which it does not concur, or within such other time period as may be agreed upon by the Reorganized Debtors and the Creditors' Committee, and the reasonableness of such compromise, settlement or resolution shall be determined by the Bankruptcy Court. If the Claims Resolution Committee fails to timely file and serve an objection to a compromise, settlement or resolution, such compromise, settlement or resolution shall be deemed resolved on the terms and subject to the conditions agreed to by the Reorganized Debtors. Notwithstanding the foregoing, the Claims Resolution Committee shall have the authority to compromise, settle or resolve any Disputed Claim without the consent of the Reorganized Debtors.

     6.6. Distributions Relating to Allowed Insured Claims. Distributions under
          ------------------------------------------------
the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing contained in this
Section 6.6 shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance.

     6.7. Cancellation and Surrender of Existing Securities and Agreements.
          ----------------------------------------------------------------

     (a) On the Effective Date, the promissory notes, share certificates, bonds and other instruments evidencing any Claim or Edison Equity Interest shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designations governing such Claims and Edison Equity Interests, as the case may be, shall be discharged.

     (b) Each holder of a promissory note, share certificate, bond or other instrument evidencing a Claim or Edison Equity Interest shall surrender such promissory note, share certificate, bond or instrument to the Reorganized Debtors, unless such requirement is waived by the Reorganized Debtors. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, share certificate, bond or instrument is received by the Reorganized Debtors or the unavailability of such promissory note, share certificate, bond or instrument is established to the reasonable satisfaction of the Reorganized Debtors or such requirement is waived by the Reorganized Debtors. The Reorganized Debtors may require any holder that is unable to surrender or cause to be surrendered any such promissory notes, share certificates, bonds or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtors. Any holder that fails within the later of one year after the Confirmation Date and the date of Allowance of its Claim or Edison Equity Interest (i) if possible, to surrender or cause to be surrendered such promissory note, share certificate, bond or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors and (iii) if requested, to furnish a bond reasonably satisfactory to the Reorganized Debtors, shall be deemed to have forfeited all rights, claims and Causes of Action against the Debtors and Reorganized Debtors and shall not participate in any distribution hereunder.

     6.8.  Registration of New Common Stock. Each person or entity receiving a
           --------------------------------
distribution of New Common Stock pursuant to the Plan representing at least 10% of the aggregate New Common Stock issuable pursuant to the Plan shall be entitled to become a party to the Registration Rights Agreement.

     6.9.  Listing of New Common Stock, New Notes and Warrants. Reorganized
           ---------------------------------------------------
Edison shall use reasonable commercial efforts to cause the shares of New Common Stock, the New Notes and the Warrants to be listed on a national securities exchange or the Nasdaq National Market.

     6.10. Full Recovery for Holders of Allowed General Unsecured Claims.
           -------------------------------------------------------------
Holders of Allowed General Unsecured Claims will not be deemed to have received 100% of the value of their Allowed General Unsecured Claims unless and until the aggregate value of all distributions to such holders under the Plan equals the amount of their Allowed General Unsecured Claims, plus interest from the Commencement Date through and including the Effective Date at a rate of 8.89%.

                                 ARTICLE VII.

                   EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                   ----------------------------------------

     7.1. Assumption or Rejection of Executory Contracts and Unexpired Leases.
          -------------------------------------------------------------------

     (a)  Executory Contracts and Unexpired Leases. Pursuant to sections 365(a)
          ----------------------------------------
and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person shall be deemed assumed by the Reorganized Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) which has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) which has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (iii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date or (iv) which is set forth in Schedule 7.1(a)(x) (executory contracts) or Schedule 7.1(a)(y) (unexpired leases), which Schedules shall be included in the Plan Supplement; provided, however, that the Debtors or
                                          --------  -------
Reorganized Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedules 7.1(a)(x) or 7.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtors or Reorganized Debtors shall provide notice of any amendments to Schedules 7.1(a)(x) or 7.1(a)(y) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 7.1(a)(x) and 7.1(a)(y) shall not constitute an admission by the Debtors or Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

     (b)  Schedules of Rejected Executory Contracts and Unexpired Leases;
          ---------------------------------------------------------------
Inclusiveness. Each executory contract and unexpired lease listed or to be
-------------
listed on Schedules 7.1(a)(x) or 7.1(a)(y) that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 7.1(a)(x) or 7.1(a)(y) and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 7.1(a)(x) or 7.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously have been assumed.

     (c)  Insurance Policies. Each of the Debtors' insurance policies and any
          ------------------
agreements, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies, are treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any of such insurance policies and related agreements, documents or instruments that are assumed hereunder, shall be in accordance with the treatment provided under
Article IV and Section 6.6 of the Plan. Nothing contained in this Section 7.1(c) shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors' policies of insurance.

     (d)  Approval of Assumption or Rejection of Executory Contracts and
          --------------------------------------------------------------
Unexpired Leases. Entry of the Confirmation Order shall constitute (i) the
----------------
approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 7.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume or reject the unexpired leases specified in Section 7.1(a) hereof through the date of entry of an order approving the assumption or rejection of such unexpired leases and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Sections 7.1(a) hereof.

     (e)  Cure of Defaults. Except as may otherwise be agreed to by the parties,
          ----------------
within 60 days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors' or Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

     (f)  Bar Date for Filing Proofs of Claim Relating to Executory Contracts
          -------------------------------------------------------------------
and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the
--------------------------------------------------
rejection of an executory contract or unexpired lease pursuant to Section 7.1 of the Plan must be filed with the Bankruptcy Court and/or served upon the Debtors or Reorganized Debtors or as otherwise may be provided in the Confirmation Order, by no later than 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease,
(ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 7.1(a)(x) or 7.1(a)(y). Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors and their property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

     7.2. Releases. The Debtors hereby release and are permanently enjoined
          --------
from any prosecution or attempted prosecution of any and all Causes of Action which they have, may have or claim to have against any present or former director, officer or employee of the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from (i) any Causes of Action arising out of any express contractual obligation owing by any such director, officer or employee to the Debtors or any reimbursement obligation of any such director, officer or employee with respect to a loan or advance made by the Debtors to such director, officer or employee and (ii) any Avoidance Claims that any such director, officer or employee may be subject to in their capacities other than as present or former director, officer or employee.

     7.3. Indemnification Obligations. For purposes of the Plan, the obligations
          ---------------------------
of the Debtors to defend, indemnify, reimburse or limit the liability of their present and any former directors, officers or employees who were directors, officers or employees, respectively, on or after the Commencement Date against any claims or obligations pursuant to the Debtors' certificates of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

     7.4. Compensation and Benefit Programs. Except as provided in Section
          ---------------------------------
7.1(a) of the Plan, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are treated as executory contracts under the Plan and are hereby assumed pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

     7.5. Retiree Benefits. Payments, if any, due to any person for the purpose
          ----------------
of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits.

                                 ARTICLE VIII.

                 CONSOLIDATION OF EDISON AND THE SUBSIDIARIES
                 --------------------------------------------

     8.1. Substantive Consolidation. By order dated May 13, 1997, the Bankruptcy
          -------------------------
Court approved the substantive consolidation of the Chapter 11 Cases for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. Pursuant to such order, (i) all assets and liabilities of the Subsidiaries shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Edison, (ii) no distributions shall be made under the Plan on account of intercompany claims among the Debtors, (iii) no distributions shall be made under the Plan on account of Subsidiary Equity Interests, (iv) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect restructurings as provided in Section 8.2 of the Plan, (ii) intercompany claims by and among the Debtors or Reorganized Debtors,
(iii) Subsidiary Equity Interests and (iv) pre and post Commencement Date guarantees that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (b) pursuant to the Plan.

     8.2. Merger of Corporate Entities. On or as of the Effective Date, within
          ----------------------------
the sole and exclusive discretion of the Debtors, any or all of the Subsidiaries may be merged into one or more of the Debtors or dissolved. Upon the occurrence of any such merger, all assets of the merged entities shall be transferred to and become the assets of the surviving corporation, and all liabilities of the merged entities, except to the extent discharged, released or extinguished pursuant to the Plan and the Confirmation Order, shall be assumed by and shall become the liabilities of the surviving corporation. All mergers and dissolutions shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

                                  ARTICLE IX.

                   PROVISIONS REGARDING CORPORATE GOVERNANCE
                   AND MANAGEMENT OF THE REORGANIZED DEBTORS
                   -----------------------------------------

     9.1. General. On the Effective Date, the management, control and operation
          -------
of the Reorganized Debtors shall become the general responsibility of the respective Boards of Directors of the Reorganized Debtors, who shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtors.

     9.2. Meetings of Reorganized Edison Stockholders. In accordance with the
          -------------------------------------------
Amended Edison Certificate of Incorporation and the Amended Edison Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of Reorganized Edison shall be held on a date in 1998 selected by the Board of Directors of Reorganized Edison, and subsequent meetings of the stockholders of Reorganized Edison shall be held at least once annually each year thereafter.

     9.3. Directors and Officers of Reorganized Debtors.
          ---------------------------------------------

     (a)  Boards of Directors.
          -------------------

          (i)  Reorganized Edison. The initial Board of Directors of Reorganized
               ------------------
     Edison shall consist of up to nine individuals whose names shall be disclosed prior to the date of the Confirmation Hearing. Each of the members of such initial Board of Directors shall serve until the first annual meeting of stockholders of Reorganized Edison or their earlier resignation or removal in accordance with the Amended Edison Certificate of Incorporation or Amended Edison Bylaws, as the same may be amended from time to time.

          (ii) Reorganized Subsidiaries. The initial Board of Directors of each
               ------------------------
     of the Reorganized Subsidiaries shall consist of officers or employees of Reorganized Edison whose names shall be disclosed prior to the date of the Confirmation Hearing. Each of the members of each such initial Board of Directors shall serve until the first meeting of stockholders of the respective Reorganized Subsidiary or their earlier resignation or removal in accordance with the certificate of incorporation or bylaws of such Reorganized Subsidiary.

     (b)  Officers. The officers of the respective Debtors immediately prior to
          --------
the Effective Date shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable nonbankruptcy law.

        9.4. Amended Bylaws and Amended Certificates of Incorporation. The
             --------------------------------------------------------
Amended Edison Bylaws, the Amended Edison Certificate of Incorporation and the certificates of incorporation of each of the Reorganized Subsidiaries shall be amended and restated as of the Effective Date to the extent necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, the Debtors in Possession or the Reorganized Debtors.

        9.5. Issuance of New Securities. The issuance of the following
             --------------------------
securities and notes by Reorganized Edison, or, as applicable, by the EBS Litigation, L.L.C., the EBS Pension, L.L.C. and the EBS Building, L.L.C. as successors in interest to the Debtors with respect to certain Edison assets, is hereby authorized without further act or action under applicable law, regulation, order or rule:

        (a)  100,000,000 shares of New Common Stock;

        (b)  the Warrants;

        (c)  the Rights;

        (d)  the Series 1997 Bonds;

        (e)  the New Notes;

        (f)  the Class A Membership Units and Class B Membership Units;

        (g)  the Restricted Stock;

        (h)  the Management Options;

        (i)  the Director Options; and

        (j)  10,000,000 shares of preferred stock.

        9.6.  Stock Option Plan. If not theretofore adopted by Edison, on the
              -----------------
Effective Date, Reorganized Edison shall adopt the Stock Option Plan. Pursuant and subject to the Stock Option Plan, Reorganized Edison will issue to certain of its key employees options to purchase in the aggregate approximately 800,000 shares of New Common Stock (the "Management Options"). Management Options to purchase approximately 500,000 shares of New Common Stock will be issued as of the Effective Date. The balance of the Management Options to purchase approximately 300,000 shares of New Common Stock shall be reserved for issuance by Reorganized Edison within six months following the Effective Date pursuant and subject to the Stock Option Plan.

        9.7.  Director Stock Option Plan. If not theretofore adopted by Edison,
              --------------------------
on the Effective Date, Reorganized Edison shall adopt the Director Stock Option Plan. Pursuant and subject to the Director Stock Option Plan, Reorganized Edison will make available for issuance to its outside directors options to purchase in the aggregate approximately 200,000 shares of New Common Stock (the "Director Options"). A Director Option will be granted to all outside Directors of Reorganized Edison as of the Effective Date entitling each such person to purchase 3,500 shares of New Common Stock. Each outside Director who is thereafter elected or appointed also will receive a Director Option to purchase 3,500 shares of New Common Stock. In addition, each such Director who remains a Director as of the completion of the Annual Meeting of Stockholders of Reorganized Edison in each calendar year following the calendar year in which such Director received such Director Option granted initially will receive an additional Director Option to purchase that number of shares of New Common Stock (rounded to the nearest whole number) equal to $20,000 divided by the Fair Market Value (as defined in the Director Stock Option Plan) of a share of New Common Stock as of such date.

        9.8.  Restricted Stock Agreements. If not theretofore executed by Edison
              ---------------------------
and its key executives designated to receive Restricted Stock, on the Effective Date, Reorganized Edison and such key executives shall execute the Restricted Stock Agreements. Pursuant and subject to the Restricted Stock Agreements, Reorganized Edison will issue to certain of its senior executives an aggregate of 225,000 shares of restricted New Common Stock (the "Restricted Stock"). All of the Restricted Stock will be issued as of the Effective Date.

        9.9.  Employment Contracts.  As of the Effective Date, the Debtors or
              --------------------
Reorganized Debtors will have entered into the Employment Contracts.

        9.10. Retention/Performance Bonuses. As of the Effective Date, Edison or
              -----------------------------
Reorganized Edison will have adopted a retention bonus program that will result in payments aggregating approximately $750,000 to certain key executives in 1998, provided that such executives remain employed with Reorganized Edison through the date of such payments. In addition, as of the Effective Date, in recognition of the successful restructuring of the Debtors, Edison or Reorganized

Edison will have adopted a bonus program that will result in payments aggregating approximately $2,200,000 to certain key executives instrumental to such restructuring.

                                  ARTICLE X.

               IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN
               -------------------------------------------------

     10.1. Procedures for Exercise of Rights.
           ---------------------------------

     (a) Each Right may be exercised by the holder thereof at any time during the Rights Exercise Period to purchase, at the Rights Exercise Price, (i) one share of New Common Stock and (ii) at the election of the holder thereof, (A) one Class A Membership Unit in the EBS Litigation, L.L.C. or (B) if such holder is a D&B Spinoff Stockholder, and subject to the terms and conditions of Sections 10.1(f) and 10.2 of the Plan, the right to participate in the D&B Spinoff Settlement. All Rights to be exercised by such holder shall be exercised concurrently. Any exercise of Rights shall be irrevocable.

     (b) The Rights shall be registered on the books of Reorganized Edison maintained at the principal office of the Rights Agent (the "Rights Register") as they are issued. Reorganized Edison and the Rights Agent shall be entitled to treat the registered owner of any Right as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Right on the part of any other person. The Rights Agent shall initially register ownership of Rights in the Rights Register in accordance with the written instructions of Reorganized Edison. Subject to the terms of this
Section 10.1, and the receipt of such documentation as the Rights Agent may reasonably require, the Rights Agent shall, on each Business Day during the Rights Exercise Period, register the transfer of any outstanding Rights upon the Rights Register upon tender of a written instrument or instruments of transfer in form reasonably satisfactory to Reorganized Edison and the Rights Agent, duly executed by the registered holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney.

     (c) On the date upon which the Rights Exercise Period commences, the Rights Agent shall mail to each holder of an Allowed Edison Equity Interest a Rights Exercise Notice together with the Rights Exercise Instructions. In order for an exercise of Rights to be valid and effective, the holder of the Rights seeking to effect such an exercise must deliver to the Rights Agent prior to the Rights Expiration Date a properly completed and duly executed Rights Exercise Notice which (i) indicates (A) the number of Rights sought to be exercised and
(B) the holder's election of either Class A Membership Units in EBS Litigation, L.L.C. or the right to participate in the D&B Spinoff Settlement and (ii) is accompanied by a certified check or bank draft drawn upon a United States bank or a wire transfer, in an amount equal to the product of the Rights Exercise Price and the number of Rights sought to be exercised. The foregoing items will not be deemed to have been timely delivered to the Rights Agent (and thus the attempted exercise of Rights will not be valid or effective) unless they are completed and executed in conformity with the Rights Exercise Instructions and are actually received by the Rights Agent, at the address specified therefor in the Rights Exercise Instructions, on or prior to the Rights Expiration Date.

     (d) All determinations as to proper completion, due execution, timeliness, eligibility and other matters affecting the validity or effectiveness of any attempted exercise of any Rights shall be made by Reorganized Edison and the Rights Agent, whose determination shall be final and binding. The Rights Agent in its sole discretion may waive or reject the attempted exercise of any Right subject to any such defect or irregularity. Deliveries required to be received by the Rights Agent in connection with an attempted exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Rights Agent shall have occurred and any defects or irregularities shall have been waived or cured within such time as the Rights Agent may determine in its sole discretion. Neither the Debtors, the Reorganized Debtors or the Rights Agent will have any obligation to give notice to any holder of a Right of any defect or irregularity in connection with any attempted exercise thereof or incur any liability as a result of any failure to give any such notice.

     (e) On or as promptly as practicable following the Initial Distribution Date, the Rights Agent will mail (or cause to be mailed) to each holder of Rights who has sought to exercise Rights, a written statement specifying the number of Rights that were validly and effectively exercised by such holder and the consideration purchased upon such exercise of such Rights, together with (i) a stock certificate representing the shares of New Common Stock so purchased and
(ii) if elected by the holder, a Membership Certificate representing the Class A Membership Units in the EBS Litigation, L.L.C. so purchased.

     (f) Section 10.2 of the Plan shall govern the release (or retention, as the case may be) of Unresolved Avoidance Claims against D&B Spinoff Stockholders who attempt to participate in the D&B Spinoff Settlement through an exercise of Rights pursuant to this Section 10.1.

     10.2. The D&B Spinoff Settlement Offer.
           --------------------------------

     (a) Subject to the terms and conditions of this Section 10.2, each D&B Spinoff Stockholder shall have the right, at any time during the D&B Spinoff Settlement Period, to participate in the D&B Spinoff Settlement by qualifying as a Released D&B Spinoff Stockholder.

     (b) On the date upon which the D&B Spinoff Settlement Period commences, the Disbursing Agent, on behalf of the EBS Litigation, L.L.C., shall mail to each D&B Spinoff Stockholder a D&B Spinoff Settlement Notice. In order to participate in the D&B Spinoff Settlement, a D&B Spinoff Stockholder seeking to qualify as a Released D&B Spinoff Stockholder must deliver to the Disbursing Agent, on behalf of the EBS Litigation, L.L.C., prior to the D&B Spinoff Settlement Expiration Date a properly completed and duly executed D&B Spinoff

Settlement Notice, which (i) if the D&B Spinoff Stockholder has exercised Rights in accordance with Section 10.1 of the Plan, indicates the number of Rights so exercised in a manner effecting an election to participate in the D&B Spinoff Settlement, and if such number is less than the D&B Spinoff Release Minimum Rights, is accompanied by a certified check or bank draft drawn on a United States bank or a wire transfer, in an amount equal to the D&B Spinoff Release Shortfall Amount or (ii) if the D&B Spinoff Stockholder has not exercised any Rights, is accompanied by a certified check or bank draft drawn upon a United States bank or a wire transfer, in an amount equal to the D&B Spinoff Release Minimum Purchase Price. The foregoing items will not be deemed to have been timely delivered to the Disbursing Agent (and thus the attempted participation in the D&B Spinoff Settlement will not be valid or effective) unless they are completed and executed in conformity with the instructions contained in the D&B Spinoff Settlement Notice and are actually received by the Disbursing Agent, at the address specified therefor in the D&B Spinoff Settlement Notice, on or prior to the D&B Spinoff Settlement Expiration Date.

     (c) All determinations as to proper completion, due execution, timeliness, eligibility and other matters affecting the validity or effectiveness of any attempted participation in the D&B Spinoff Settlement shall be made by the Disbursing Agent, on behalf of the EBS Litigation, L.L.C., whose determination shall be final and binding. Deliveries required to be received by the Disbursing Agent in connection with an attempted participation in the D&B Spinoff Settlement will not be deemed to have been so received or accepted until actual receipt thereof by the Disbursing Agent shall have occurred and any defects or irregularities shall have been waived or cured within such time as the Disbursing Agent may determine in its sole discretion. Neither the Debtors, the Reorganized Debtors, the EBS Litigation, L.L.C. or the Disbursing Agent will have any obligation to give notice to any D&B Spinoff Stockholder of any defect or irregularity in connection with any attempted participation in the D&B Spinoff Settlement or incur any liability as a result of any failure to give any such notice.

     (d) On or as promptly as practicable following the Initial Distribution Date, the Disbursing Agent, on behalf of the EBS Litigation, L.L.C., will mail (or cause to be mailed) to each D&B Spinoff Stockholder who sought to participate in the D&B Spinoff Settlement a written statement specifying whether such D&B Spinoff Stockholder qualifies as a Released D&B Spinoff Stockholder. The Debtors, the Reorganized Debtors and the EBS Litigation, L.L.C. shall be deemed, as of the Effective Date, for good and valuable consideration, to have forever released, waived and discharged each Released D&B Spinoff Stockholder from any and all Unresolved Avoidance Claims that the Debtors, the Reorganized Debtors or the EBS Litigation, L.L.C. ever had, now has, hereafter can, shall or may have against any Released D&B Spinoff Stockholder. Any and all Unresolved Avoidance Claims against any and all D&B Spinoff Stockholders that do not constitute Released D&B Spinoff Stockholders are hereby expressly reserved by the Debtors and the EBS Litigation, L.L.C. Nothing contained herein shall constitute a release, waiver or discharge of any Unresolved Avoidance Claims against any person other than a Released D&B Spinoff Stockholder and Unresolved Avoidance Claims against such other persons are expressly reserved and shall be transferred to the EBS Litigation, L.L.C. in accordance with section 1123(b)(3)(B) of the Bankruptcy Code, the EBS Litigation LLC Members Agreement and Section 5.1 of the Plan.

     (e) Pursuant to Bankruptcy Rule 9019 and in consideration for the releases and other benefits provided under this Section 10.2, the provisions of this Section 10.2 shall constitute a good faith compromise and settlement of all Unresolved Avoidance Claims against Released D&B Spinoff Stockholders. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all Unresolved Avoidance Claims against the Released D&B Spinoff Stockholders and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors and the Reorganized Debtors and their estates, the EBS Litigation, L.L.C. and holders of Claims and Equity Interests, and is fair, equitable and reasonable.

     (f) As promptly as is practicable after the D&B Spinoff Settlement Expiration Date, the Disbursing Agent shall transfer the D&B Spinoff Settlement Proceeds, if any, to the EBS Litigation, L.L.C.

     10.3. Term of Bankruptcy Injunction or Stays. All injunctions or stays
           --------------------------------------
provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     10.4. Revesting of Assets.
           -------------------

     (a) The property of the estates of the Debtors shall revest in the Reorganized Debtors on the Effective Date, except as provided in Sections 5.1,
5.2 and 10.3 of the Plan.

     (b) From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

     (c) As of the Effective Date, all property of the Debtors and Reorganized Debtors shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as provided in the Plan.

     10.5. Causes of Action. Except as provided in Section 5.1 of the Plan,
           ----------------
as of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all Causes of Action accruing to the Debtors and Debtors in Possession, including, without limitation, actions under sections 545, 549, 550 and 551 of the Bankruptcy Code, but excluding avoidance or recovery actions under sections 544, 547, 548 and 553 of the Bankruptcy Code, shall become assets of the Reorganized Debtors, and the Reorganized Debtors shall have the authority to prosecute such Causes of Action for the benefit of the estates of the Debtors. The Reorganized Debtors shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.

     10.6.  Discharge of Debtors. The rights afforded herein and the treatment
            --------------------
of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, or any of their assets or properties. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged and released in full, and (b) all persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

     10.7.  Injunction. Except as otherwise expressly provided in the Plan,
            ----------
the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors, are permanently enjoined, on and after the Effective Date, from
(a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

                                  ARTICLE XI.

                           EFFECTIVENESS OF THE PLAN
                           -------------------------

        11.1. Conditions Precedent to Effectiveness. The Plan shall not become
              -------------------------------------
effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 11.3 of the Plan:

        (a) the Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Creditors' Committee, shall have been signed by the judge presiding over the Chapter 11 Cases, and there shall not be a stay or injunction in effect with respect thereto;

        (b) the Debtors shall have at least $10,000,000 in Cash as of August 7, 1997, after giving effect to the distributions of Cash projected to be made under the Plan;

        (c) the Reorganized Debtors shall have credit availability under a working capital credit facility, in form and substance acceptable to the Debtors and reasonably acceptable to the Creditors' Committee, to provide the Reorganized Debtors with working capital sufficient to meet their ordinary and peak requirements;

        (d) the New Notes Indentures shall have been qualified under the Trust Indenture Act of 1939, as amended;

        (e) (i) the Funding Escrow shall have been established and the Funding Escrow Agent under the Funding Escrow Agreement shall have been appointed in accordance with Section 5.2 of the Plan; and (ii) subject to Section 5.1 of the Plan, the EBS Litigation, L.L.C., the EBS Pension, L.L.C. and the EBS Building, L.L.C. shall have been established in accordance with the EBS Litigation LLC Members Agreement, the EBS Pension LLC Members Agreement and the EBS Building LLC Members Agreement.

        (f) subject to Section 5.1(c) of the Plan, the EBS Building, L.L.C. shall have entered into the Corporate Headquarters Building Lease with Reorganized Edison;

        (g) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

        (h) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan, including, without limitation, no-action letters from the Securities and Exchange Commission and letter or other rulings from the Internal Revenue Service; and

        (i) each of the Amended Edison Certificate of Incorporation, the Amended Edison Bylaws, the amended certificates of incorporation of the Reorganized Subsidiaries, the EBS Litigation LLC Members Agreement, the EBS Pension LLC Members Agreement, the EBS Building LLC Members Agreement, the Funding Escrow Agreement, the Funding Escrow Mortgages, the Rights documents, the D&B Spinoff Settlement documents, the New Notes, the New Notes Indentures, the Corporate Headquarters Building Lease, the Registration Rights Agreement, the Stock Option Plan, the Director Stock Option Plan, the Employment Contracts and the Restricted Stock Agreements, in form and substance reasonably acceptable to the Debtors and the Creditors' Committee, shall have been effected or executed.

        11.2. Effect of Failure of Conditions. In the event that one or more of
              -------------------------------
the conditions specified in Section 11.1 of the Plan have not occurred on or before 60 days after the Confirmation Date, upon notification submitted by the Debtors to the Bankruptcy Court and counsel for the Creditors' Committee and the Equity Committee, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the
                                                     ------ --- ----
day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

        11.3. Waiver of Conditions.  The Debtors may waive, by a writing signed
              --------------------
by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to effectiveness of the Plan set forth in Sections 11.1 (b), (f) and (g) (exclusive of those documents and agreements set forth in (i)) of the Plan. The Debtors, with the written consent of the Creditors' Committee (which consent shall not be unreasonably withheld), may waive, by a writing signed by an authorized representative of the Debtors and subsequently filed with the Bankruptcy Court, the conditions precedent to effectiveness of the Plan set forth in Sections 11.1(a), (c), (d), (e), (h) and (i) of the Plan.

                                 ARTICLE XII.

                           RETENTION OF JURISDICTION
                           -------------------------

          The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

          (b) To determine any and all adversary proceedings, applications and contested matters, including, without limitation, adversary proceedings and contested matters arising in connection with the prosecution by the EBS Litigation, L.L.C. of the Unresolved Avoidance Claims.

          (c) To resolve all matters arising under or relating to the EBS Litigation, L.L.C., the EBS Pension, L.L.C. and the EBS Building, L.L.C., including, without limitation, all disputes between the Reorganized Debtors and such entities and with respect to the interpretation of the EBS Litigation LLC Members Agreement, the EBS Pension LLC Members Agreement and the EBS Building LLC Members Agreement;

          (d) To resolve all matters and issues relating to the Rights and the D&B Spinoff Settlement;

          (e) To resolve all matters arising under or relating to the Funding Escrow, including, without limitation, all disputes between the Reorganized Debtors and the Funding Escrow Agent and with respect to the interpretation of the Funding Escrow Agreement;

          (f) To hear and determine any objection to Administrative Expense Claims, Claims or Equity Interests;

          (g) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

          (h) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

           (i) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

           (j) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

           (k) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

           (l) To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

           (m) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

           (n) To hear any other matter not inconsistent with the Bankruptcy Code; and

           (o)  To enter a final decree closing the Chapter 11 Cases.


                                 ARTICLE XIII.

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     13.1. Effectuating Documents and Further Transactions. Each of the
           -----------------------------------------------
Debtors or Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

     13.2. Corporate Action. On the Effective Date, all matters provided for
           ----------------
under the Plan that would otherwise require approval of the stockholders, directors or members of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation, the authorization to issue or cause to be issued preferred stock, the issuance of New Common Stock, Rights, Restricted Stock, New Notes, Series 1997 Bonds, Warrants, Management Options, Director Options, Class A Membership Units and Class B Membership Units, the effectiveness of the Amended Edison Certificate of Incorporation, the Amended Edison Bylaws and the amended certificates of incorporation of the Reorganized Subsidiaries, corporate mergers or dissolutions effectuated pursuant to the Plan, the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, the authorization and approval of the D&B Spinoff Settlement Offer, the Employment Contracts, the Stock Option Plan, the Director Stock Option Plan and the Restricted Stock Agreements and the creation of the EBS Litigation, L.L.C., the EBS Pension, L.L.C., the EBS Building, L.L.C., the Funding Escrow and the Funding Escrow Mortgages shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states.

     13.3. Exemption from Transfer Taxes. Pursuant to section 1146(c) of the
           -----------------------------
Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

     13.4. Injunction Regarding Worthless Stock Deduction. At the Confirmation
           ----------------------------------------------
Hearing, Edison may request that the Bankruptcy Court include in the Confirmation Order a provision enjoining any "50-percent shareholder" of Edison within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, from claiming a worthless stock deduction with respect to its Edison Equity Interest for any taxable year of such shareholder ending prior to the Effective Date.

     13.5. Exculpation. Neither the Debtors, the Reorganized Debtors, the
           -----------
Creditors' Committee or the Equity Committee or any of their respective members, officers, directors, employees, advisors or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Reorganized Debtors, the Creditors' Committee, the Equity Committee and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that
                                                  --------  -------
nothing contained herein shall exculpate, satisfy, discharge or release any Avoidance Claims against present or former officers, directors or employees of the Debtors in their capacities other than as present or former officers, directors or employees.

     13.6. Termination of Committees. The appointments of the Creditors'
           -------------------------
Committee and the Equity Committee shall terminate on the later of the Effective Date and the date of the hearing to consider applications for final allowances of compensation and reimbursement of expenses.

     13.7. Claims Resolution Committee.
           ---------------------------

     (a)   Function and Composition. Prior to the Effective Date, the Creditors'
           ------------------------
Committee will have established the Claims Resolution Committee. The functions of the Claims Resolution Committee will be (i) to monitor the Reorganized Debtors' progress in (a) reconciling and resolving Disputed Claims and (b) making distributions on account of such Claims once such Claims become Allowed Claims, (ii) to compel the Debtors to compromise, settle or otherwise resolve Disputed Claims and (iii) to review and assert objections to the reasonableness of compromises, settlements or other resolutions of Disputed Claims, as provided in Section 6.5(b) of the Plan. The Claims Resolution Committee will consist of three holders of Claims each of whom previously has served as a member of the Creditors' Committee.

     (b)   Procedures. The Claims Resolution Committee will adopt by-laws that
           ----------
will control its functions. These by-laws, unless modified by the Claims Resolution Committee, will provide the following: (i) a majority of the Claims Resolution Committee will constitute a quorum; (ii) one member of the Claims Resolution Committee will be designated by the majority of its members as its chairperson; (iii) meetings of the Claims Resolution Committee will be called by its chairperson on such notice and in such manner as its chairperson may deem advisable; and (iv) the Claims Resolution Committee will function by decisions made by a majority of its members in attendance at any meeting.

     (c)   Employment of Attorneys and Reimbursement of Expenses. The Claims
           -----------------------------------------------------
Resolution Committee will be authorized to retain one law firm. The role of the Claims Resolution Committee's attorneys will be strictly limited to assisting the Claims Resolution Committee in its functions as set forth herein. The Reorganized Debtors will pay the actual, necessary, reasonable and documented fees and expenses of the attorneys retained by the Claims Resolution Committee, as well as the actual, necessary, reasonable and documented expenses incurred by each member of the Claims Resolution Committee in the performance of its duties, in accordance with the Reorganized Debtors' normal business practice for compensating and reimbursing professionals. Other than as specified in the preceding sentence, the members of the Claims Resolution Committee will serve without compensation. If there is any unresolved dispute between the Reorganized Debtors and the Claims Resolution Committee, its attorneys or its members as to any fees or expenses, such dispute will be submitted to the Bankruptcy Court for resolution.

     (d)   Dissolution. Subject to further order of the Bankruptcy Court, the
           -----------
Claims Resolution Committee will dissolve upon the earlier to occur of (i) the date that an officer of Reorganized Edison files with the Bankruptcy Court and serves upon counsel to the Claims Resolution

Committee by overnight delivery service or facsimile transmission a certification that the aggregate Disputed Claim Amount for all remaining Disputed Claims is equal to or less than $5,000,000 (the "Certification") and
(ii) the third anniversary of the Effective Date. The Claims Resolution Committee may file with the Bankruptcy Court and serve upon the Reorganized Debtors an objection to such Certification within 10 days of the receipt thereof, in which event the aggregate Disputed Claim Amount for all remaining Disputed Claims will be determined by the Bankruptcy Court. If the Bankruptcy Court determines that the aggregate Disputed Claim Amount for all remaining Disputed Claims is greater than $5,000,000, the Claims Resolution Committee will continue in existence, subject to the conditions set forth in the first sentence of this subsection. If the Bankruptcy Court determines that the aggregate Disputed Claim Amount for all remaining Disputed Claims is equal to or less than $5,000,000, the Claims Resolution Committee will dissolve effective as of the date that the Certification is served and filed. The attorneys retained by, and members of, the Claims Resolution Committee, will not be entitled to compensation or reimbursement of expenses for services rendered after the date of dissolution of the Claims Resolution Committee.

     13.8.  Post-Confirmation Date Fees and Expenses. From and after the
            ----------------------------------------
Confirmation Date, the Debtors and Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Debtors and Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

     13.9.  Payment of Statutory Fees. All fees payable pursuant to section 1930
            -------------------------
of the title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

     13.10. Amendment or Modification of the Plan. Alterations, amendments or
            -------------------------------------
modifications of the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code; provided, however, that, prior to the date of the commencement of
      --------  -------
solicitation of votes to accept or reject the Plan, no alteration, amendment or modification of the Plan that would materially and adversely change the treatment of General Unsecured Claims may be made without prior approval of the Creditors' Committee, which approval shall not be unreasonably withheld. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the

Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

     13.11. Severability. In the event that the Bankruptcy Court determines,
            ------------
prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

     13.12. Revocation or Withdrawal of the Plan. The Debtors reserve the right
            ------------------------------------
to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

     13.13. Binding Effect. The Plan shall be binding upon and inure to the
            --------------
benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

     13.14. Notices. All notices, requests and demands to or upon the Debtors or
            -------
the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     If to the Debtors:

     Edison Brothers Stores, Inc.
     501 North Broadway
     St. Louis, Missouri 63102
     Attn:  Alan A. Sachs, Esq.
     Telephone:  (314) 331-6565
     Facsimile:  (314) 331-6554
  with a copy to:

  Weil, Gotshal & Manges LLP                 Young, Conaway, Stargatt & Taylor
  767 Fifth Avenue                           1110 N. Market Street
  New York, New York  10153                  P.O. Box 391
  Attn:  Richard P. Krasnow, Esq.            Rodney Square North, 11th Floor
  Telephone: (212) 310-8000                  Wilmington, Delaware 19801
  Facsimile: (212) 310-8007                  Attn: Laura Davis Jones, Esq.
                                             Telephone: (302) 571-6600
                                             Facsimile: (302) 571-1253

  If to the Creditors' Committee:

  Jones, Day, Reavis & Pogue                 Richards, Layton & Finger, P.A.
  77 West Wacker                             One Rodney Square
  Chicago, Illinois  60601                   Wilmington, Delaware  19899
  Attn:  David Kurtz, Esq.                   Attn: Thomas L. Ambro, Esq.

  Telephone:  (312) 782-3939                 Telephone: (302) 651-7612
  Facsimile:  (312) 782-8585                 Facsimile: (302) 658-6458

  If to the Equity Committee:

  Paul, Weiss, Rifkind, Wharton & Garrison   Duane Morris & Heckscher
  1285 Avenue of the Americas                1201 Market Street
  New York, New York  10019                  Wilmington, Delaware  19801
  Attn:  Alan W. Kornberg, Esq.              Attn:  Teresa K.D. Currier, Esq.
  Telephone:  (212) 373-3209                 Telephone:  (302) 657-4957
  Facsimile:  (212) 373-2053                 Facsimile:  (302) 571-5560

  13.15. Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy
         -------------
Rules or other federal law is applicable, or to the extent an Exhibit to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

  13.16. Withholding and Reporting Requirements. In connection with the
         --------------------------------------
consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     13.17. Plan Supplement. Forms of the documents relating to the Amended
            ---------------
Edison Certificate of Incorporation, the Amended Edison Bylaws, the EBS Litigation LLC Members Agreement, the EBS Pension LLC Members Agreement, the EBS Building LLC Members Agreement, the Funding Escrow Agreement, the Funding Escrow Mortgages, the New Notes, the New Notes Indentures, the Series 1977 Bonds, the Rights, the D&B Spinoff Settlement, the investment guidelines referred to in Sections 6.4(a) and 6.4(c)(ii) of the Plan, Schedules 7.1(a)(x) and 7.1(a)(y) referred to in Section 7.1 of the Plan, the Warrants (including a Warrant agreement), the Corporate Headquarters Building Lease and the Registration Rights Agreement shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 10 days prior to the last day upon which holders of Claims and Equity Interests may vote to accept or reject the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to Edison in accordance with Section 13.14 of the Plan.

     13.18. Allocation of Plan Distributions Between Principal and Interest. To
            ---------------------------------------------------------------
the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

     13.19. Headings. Headings are used in the Plan for convenience and
            --------
reference only, and shall not constitute a part of the Plan for any other purpose.

     13.20. Exhibits/Schedules. All Exhibits and Schedules to the Plan,
            ------------------
including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

     13.21. Filing of Additional Documents. On or before substantial
            ------------------------------
consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated: Wilmington, Delaware
       June 30, 1997, September 8, 1997 (Modified)


                    EDISON BROTHERS STORES, INC., a Delaware corporation (for itself and on behalf of each of the Subsidiaries)

                    By: /s/ Alan D. Miller
                       ----------------------------------------------------
                    Name:  Alan D. Miller
                    Title: Chairman and Chief Executive Officer

                                                               EXHIBIT A TO PLAN

               SUMMARY OF TERMS OF CORPORATE HEADQUARTERS LEASE


     LESSOR:        EBS Building, L.L.C.

     LESSEE:        Reorganized Edison



     TERM: Three years, commencing on the Effective Date, followed by, at Reorganized Edison's sole option, either (a) a one year option at $12.00 per square foot or (b) a seven year option at "Prevailing Market" rent

     RENT:          Years one through three:  $9.00 per square foot

                    Year four (if one year option is selected): $12.00 per square foot

                    Years four through 10 (if seven year option is selected): at "Prevailing Market" rent as such term is defined in the Corporate Headquarters Lease

     DISPOSITION:   Any sale or other disposition of the Corporate Headquarters
                    Building by the EBS Building, L.L.C. shall be subject to the Corporate Headquarters Building Lease and such other terms as are acceptable to Reorganized Edison

                    The Corporate Headquarters Lease shall be junior to any mortgage on the Corporate Headquarters Building, provided that non-disturbance under the Corporate Headquarters Lease is assured under any such mortgage

     OTHER TERMS:   Such other terms as may be mutually agreeable to the Debtors and the Creditors' Committee

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

                                                               EXHIBIT B TO PLAN

SUMMARY OF TERMS OF NEW NOTES

ISSUER:        Reorganized Edison

AMOUNT: $100,000,000, subject to adjustment as provided in Section 1.15 of the Plan

TERM:          The later of the tenth anniversary of the Effective Date and July
               31, 2007

INTEREST:      11.0% per annum, payable semi-annually on January 31 and July 31.
               Interest shall begin accruing on the earlier of the Effective
               Date and July 31, 1997. The first interest payment shall be made on January 31, 1998

MATURITY:      100% of outstanding principal amount payable on the later of the tenth anniversary of the Effective Date and July 31, 2007

SECURITY:      Funding Escrow Mortgages (coverage of portion of interest)

PREFUNDING:    Through the Funding Escrow, approximately the first three years of interest payable shall be prefunded by the Debtors with $16 million in Cash and the Funding Escrow Properties

COVENANTS:     Mandatory Principal Prepayment -- 50% of the net proceeds of
               ------------------------------
               extraordinary asset sales (excluding individual sales of assets for which the consideration received is less that $250,000) not otherwise required to be paid to working capital facility lenders; provided, however, that such amount shall not be distributed unless in excess of $5,000,000

               Optional Redemption -- In whole or in part at the option of
               -------------------
               Reorganized Edison in increments of not less than $5 million in accordance with the following schedule:

                    Effective Date - June 30, 1998:                  100% of par
                    July 1, 1998 - June 30, 1999:                    104% of par
                    July 1, 1999 - June 30, 2000:                    103% of par

                    July 1, 2000 - June 30, 2001:                    102% of par
                    July 1, 2001 - June 30, 2002:                    101% of par
                    July 1, 2002 - Maturity:                         100% of par

               Mandatory Redemption Upon Change of Control -- Upon a "Change in
               -------------------------------------------
               Control," at 101% of par. The definition of "Change of Control" is described in the Disclosure Statement

               Other Covenants -- Such other covenants as may be mutually
               ---------------
               agreeable to the Debtors and the Creditors' Committee

OTHER TERMS:   Such other terms as may be mutually agreeable to the Debtors and the Creditors' Committee

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

                                                               EXHIBIT C TO PLAN

                         SUMMARY OF TERMS OF WARRANTS


WARRANTS:              Warrants to purchase 9.0% of the issued New Common Stock,
                       on a fully diluted basis

EXERCISE PRICE:        $16.40

TERM: The Warrants shall expire on the eighth anniversary of the Effective Date

OTHER TERMS:           Such other terms as described in the Disclosure Statement

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

                                                              SCHEDULE 1 TO PLAN

                         ISSUANCE OF SERIES 1997 BONDS
                         -----------------------------

     (1) The Series 1977 Bonds are currently outstanding in an aggregate principal amount of $2,920,000. The Issuer will issue the Series 1997 A Bonds in an aggregate principal amount of $2,482,000 in exchange for a portion of the Series 1977 Bonds in an aggregate principal amount equal to the Allowed Secured Series 1977 Bondholder Claims. The Series 1985 Bonds are currently outstanding in an aggregate principal amount of $5,500,000. The Issuer will issue the Series 1997 B Bonds in an aggregate principal amount of $4,235,000 in exchange for a portion of the Series 1985 Bonds in an aggregate principal amount equal to the Allowed Secured Series 1985 Bondholder Claims.

     (2) The Series 1997 Bonds will be issued pursuant to the terms of a trust indenture between the Issuer and the Trustee in substantially the form attached to the Plan Supplement with only such changes, additions, or modifications as shall be approved by the Issuer, the Trustee, on behalf of all Series 1997 Bondholders, and Edbro Missouri (the "Series 1997 Bond Indenture"). In
                                      --------------------------
connection with the issuance of the Series 1997 Bonds, all property currently leased to Edbro Missouri pursuant to the terms of the Series 1977 Lease Agreement and/or the Series 1985 Lease Agreement, shall be conveyed by the Issuer to Reorganized Edbro Missouri by special warranty deed, bill of sale and other such conveyance documents as provided under the Series 1977 Lease Agreement and Series 1985 Lease Agreement, subject only to the "Permitted Encumbrances" (as such term is defined in the Series 1985 Lease Agreement) or as shall otherwise be approved by Edbro Missouri, and pursuant to such other documents as may reasonably be required by Edbro Missouri to vest title in all such property in Reorganized Edbro Missouri. The Series 1977 Lease Agreement and the Series 1985 Lease Agreement shall each be terminated of record. Upon issuance of the Series 1997 Bonds, the Issuer shall be deemed to have made a loan (the "Series 1997 Loan") to Reorganized Edbro Missouri in an amount equal
           ----------------
to the aggregate principal amount of the Series 1997 Bonds ($6,717,000). In connection with the issuance of the Series 1997 Bonds, Reorganized Edbro Missouri shall enter into a Loan Agreement with the Issuer substantially in the form attached to the Plan Supplement with only such changes, additions, or modifications as shall be approved by the Issuer, the Trustee, on behalf of all Series 1997 Bondholders, and Edbro Missouri (the "Series 1997 Loan Agreement")
                                                  --------------------------
and shall execute and deliver a promissory note in the aggregate principal amount of $6,717,000 in favor of the Issuer evidencing the Series 1997 Loan, in substantially the form attached to the Plan Supplement with only such changes, additions, or modifications as shall be approved by the Issuer, the Trustee, on behalf of all Series 1997 Bondholders, and Edbro Missouri (the "Series 1997
                                                                -----------
Note"). Pursuant to the terms of the Series 1997 Loan Agreement and the Series
----
1997 Note, Reorganized Edbro Missouri shall be obligated to pay to the Issuer payments on the Series 1997 Loan in the amounts and at the times necessary to permit the Issuer to make the payments when due of the principal of, premium, if any, and interest on the Series 1997 Bonds and to timely pay the purchase price of the Series 1997 B Bonds tendered for purchase in accordance with the terms of the Series 1997 Bond Indenture. The Issuer shall assign all of its rights under the Series 1997 Loan Agreement (except for certain rights of indemnification of the Issuer and the Issuer's rights to the payment of its reasonable costs, fees, and expenses), the Series 1997 Note and each of the other Series 1997 Loan Documents to the Trustee in accordance with the terms of the Series 1997 Bond Indenture. On or prior to the Effective Date, Reorganized Edbro Missouri shall also execute and deliver or cause to be executed and delivered each of the Series 1997 Collateral Documents, and shall satisfy or cause to be satisfied each of the Series 1997 Refunding Conditions.

     (3) The Series 1997 Bonds will be limited obligations of the Issuer and will be payable solely from and equally and ratably secured, to the extent provided in the Series 1997 Bond Indenture, by a pledge of (i) all income, accounts, revenues, proceeds, and other amounts to which the Issuer is entitled, derived from or in connection with the Series 1997 Loan Documents, including, without limitation, all payments of the principal of and interest on the Series 1997 Note and all amounts obtained through the exercise of the remedies provided in the Series 1997 Loan Documents upon the occurrence of any event of default thereunder and all receipts of the Trustee credited under the provisions of the Series 1997 Bond Indenture against said amounts payable, and (ii) moneys held in the funds and accounts under the Series 1997 Bond Indenture, together with investment earnings thereon (excluding any amounts held in any rebate fund established under and as provided in the Series 1997 Bond Indenture).

     (4) In connection with the issuance of the Series 1997 Bonds, the Issuer, the Trustee and Reorganized Edbro Missouri shall cause each of the Series 1997 Refunding Conditions to be satisfied.

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                                                              SCHEDULE 2 TO PLAN

                       SERIES 1997 REFUNDING CONDITIONS
                       --------------------------------

     On or prior to the date of issuance of the Series 1997 Bonds and subject to the provisions of Sections 4.2 and 4.3 of the Plan, each of the following conditions shall be fully satisfied and each of the following documents, instruments and agreements shall be delivered in form and content satisfactory to the Issuer, the Trustee, Edbro Missouri and Edison:

     (a) The Issuer shall have adopted an ordinance authorizing the issuance of the Series 1997 Bonds and a certified copy of such ordinance shall have been delivered to the Trustee.

     (b) The Issuer and the Trustee shall have executed and delivered the Series 1997 Bond Indenture.

     (c) Reorganized Edbro Missouri and the Issuer shall have executed and delivered the Series 1997 Loan Agreement and an original of same shall have been delivered to the Trustee.

     (d) Reorganized Edbro Missouri shall have executed and delivered the Series 1997 Notes and the originals shall have been delivered to the Trustee.

     (e) Reorganized Edbro Missouri shall have executed, and or caused the applicable party to have executed, as applicable, and delivered each of the following collateral documents (collectively, the "Series 1997 Collateral
                                                   ----------------------
Documents"):
---------

     (1) a Deed of Trust and Security Agreement made by Reorganized Edbro Missouri in favor of the Issuer, in substantially in the form attached to the Plan Supplement, encumbering the Edbro Missouri Facility and subject only to such encumbrances as shall be approved by the Issuer and Trustee, (the "Series 1997 Mortgage"); the Series 1997 Mortgage
                             --------------------
          shall have been assigned by the Issuer to the Trustee pursuant to the Series 1997 Bond Indenture and/or an assignment in form and substance acceptable to the Trustee (the "Series 1997 Assignment Agreement");
                                          --------------------------------

     (2) one or more UCC-1 Financing Statements made by Reorganized Edbro Missouri, as Debtor, in favor of the Issuer, as secured party, as necessary to perfect the Issuer's security interest in the collateral encumbered by the Series 1997 Mortgage (collectively, the "Series 1997
                                                                     -----------
          Financing Statements"); the Series 1997 Financing Statements shall
          --------------------
          have been assigned by the Issuer to the Trustee pursuant to the Series 1997 Bond Indenture and/or the Series 1997 Assignment Agreement;

     (3) a guaranty agreement executed by Reorganized Edison in favor of the Issuer, in substantially the form attached to the Plan Supplement with only such changes, additions, or modifications as shall be approved by the Issuer, the Trustee, on behalf of all Series 1997 Bondholders, and Reorganized Edison (the "Series 1997 Guaranty"); the Series 1997 Guaranty shall have been assigned by the Issuer to the Trustee pursuant to the Series 1997 Bond Indenture and/or the Series 1997 Assignment Agreement; and

     (4) any other pledge agreements, security agreements, documents, instruments, or other agreements necessary to pledge, mortgage, lien or encumber, or to perfect any security interest in the Edbro Missouri Facility, all payments to be made by Reorganized Edbro Missouri under the Series 1997 Loan Agreement and Series 1997 Notes and all other revenues, contract rights, tangible and intangible property and property rights, all real and personal property, and all other assets of Reorganized Edbro Missouri to be pledged as security for the obligations of Reorganized Edbro Missouri as provided in the Series 1997 Loan Agreements, the Series 1997 Bond Indenture and the Series 1997 Loan Documents, subject only to such encumbrances as shall be approved by the Issuer and Trustee, for the benefit of the Series 1997 Bondholders, and which shall have been assigned by the Issuer to the Trustee pursuant to the Series 1997 Bond Indenture and/or the Series 1997 Assignment Agreement.

     (f) There shall have been delivered to the Trustee, the Issuer and Reorganized Edbro Missouri, an unqualified favorable opinion of Bond Counsel with respect to the validity of the Series 1997 Bonds and to the effect that the interest on the Series 1997 Bonds will not be included in the gross income of the holders thereof for Federal income tax purposes, dated as of the date of issuance of the Series 1997 Bonds and addressed to the Issuer, the Trustee and Reorganized Edbro Missouri; such opinion may contain those qualifications and exceptions which are customarily incorporated in approving opinions of Bond Counsel and which are acceptable to the Issuer, the Trustee and Reorganized Edbro Missouri.

     (g) There shall have been delivered to the Trustee and the Issuer, a favorable opinion of counsel for Reorganized Edbro Missouri and Reorganized Edison with respect to due authorization, execution and delivery and enforceability of the Series 1997 Loan Agreement and each of the other Series 1997 Loan Documents executed and delivered by Reorganized Edbro Missouri or Reorganized Edison and with respect to such other matters as the Trustee or Issuer may reasonably request, dated as of the date of issuance of the Series 1997 Bonds and addressed to the Trustee and the Issuer.

     (h) There shall have been delivered to the Trustee and the Issuer, governmental certificates, dated the most recent practicable date prior to the date of issuance of the Series 1997 Bonds, showing that each of Reorganized Edbro Missouri and Reorganized Edison is organized and in good standing in the jurisdiction of its organization and is qualified to do business and in good standing in all other jurisdictions in which the failure to so qualify would have a material adverse effect on the ability of such entity to perform its obligations under the Series 1997 Loan Documents.

     (i) There shall have been delivered to the Trustee and the Issuer, (i) copies of the Articles of Incorporation of Reorganized Edbro Missouri and Reorganized Edison, each certified as of a recent date by the Secretary of State of the state of organization of Reorganized Edbro Missouri or Reorganized Edison, as applicable, (ii) a copy of the Bylaws of each of Reorganized Edbro Missouri and Reorganized Edison, certified as of a recent date by an officer of each such entity, (iii) a corporate resolution of each of Reorganized Edbro Missouri and Reorganized Edison authorizing the execution and delivery by such entity of each of the Series 1997 Loan Documents executed and delivered by such entity, (iv) certificates of the Secretary of each of Reorganized Edbro Missouri and Reorganized Edison, dated as of the date of issuance of the Series 1997 Bonds, as to the incumbency and signatures of the officers of each such entity executing the Series 1997 Loan Documents to be executed and delivered by such entity, together with evidence of the incumbency of such Secretary.

     (j) There shall have been delivered to the Trustee, as-built surveys of the Edbro Missouri Facility, dated no earlier than 90 days prior to the date of issuance of the Series 1997 Bonds, in a form and content acceptable to the Trustee and the title company issuing a mortgagee policy in favor of the Issuer and Trustee, as their interests may appear.

     (k) There shall have been delivered to the Trustee, a title insurance policy naming the Issuer and Trustee, as their interests may appear, as the insureds thereunder, issued by a title company acceptable to the Trustee in an aggregate amount equal to $6,717,000, insuring the validity and priority of the lien of the Series 1997 Mortgage, subject only to such exceptions as are approved by the Trustee and containing such endorsements and affirmative insurance as the Trustee may reasonably require.

     (l) There shall have been delivered to the Trustee, evidence that the insurance policies provided in the Series 1997 Loan Agreement and the Series 1997 Mortgage are in full force and effect and that such policies include the Trustee as an additional named insured party and loss payee thereunder.

     (m) There shall have been delivered to the Trustee and the Issuer such other documents, instruments and agreements consistent with the terms of the Plan as shall be reasonably requested by the Trustee or the Issuer.

                                                              SCHEDULE 3 TO PLAN

                         TERMS OF SERIES 1997 A BONDS
                         ----------------------------

Authorized         $4,000 or any integral multiple of $1.00 in excess thereof
Denominations:

Interest Rate:     Six and twenty-five one-hundredths percent (6.25%) per annum

Maturity:          June 1, 2002

Interest Payment
Dates:             June 1 and December 1 of each year

Principal
Redemption:        Principal redemption payments in the amount of $60,000 will be due and payable on each June 1 commencing on June 1, 1998 through maturity with a final principal payment of $2,242,000 due on June 1, 2002

Collateral:        Issuer shall assign to the Trustee, for the benefit of all
                   Series 1997 Bondholders, all of its rights (except for certain rights of indemnification of the Issuer and the Issuer's rights to the payment of its reasonable costs, fees, and expenses) under the Series 1997 Loan Documents, including, without limitation, its right to receipt of payments made by Reorganized Edbro Missouri on account of the Series 1997 Loans and its interest as mortgagee under the Series 1997 Mortgage. As a result of such assignment to the Trustee, Series 1997 A Bonds and Series 1997 B Bonds shall be equally and ratably secured, pari passu, by the Series 1997
                   Loan Documents.

Other Terms:       Such other terms as may be mutually agreeable to Edbro
                   Missouri, the Issuer and the Trustee.

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                                                              SCHEDULE 4 TO PLAN

                         TERMS OF SERIES 1997 B BONDS
                         ----------------------------
Authorized
Denominations:       $4,000 or any integral multiple of $250 in excess thereof

Interest Rate:       Variable rate equal to seventy-five and eighty-three one
                     hundredths percent (75.83%) of the interest rate announced from time to time by Mercantile Bank National Association as its "prime" rate on commercial loans (which interest rate shall fluctuate as and when said prime rate shall change); subject to conversion to a "Subsequent Variable
                     Rate" or "Fixed Rate", as provided below

Maximum Permitted
Rate: 14% per annum or such higher rate as shall be permitted by law

Maturity:            November 1, 2010

Interest Payment
Dates: Prior to conversion of the interest rate on the Series 1997 B Bonds to a "Subsequent Variable Rate" or "Fixed Rate" (as such terms are defined in the Series 1997 Bond Indenture), February 1, May 1, August 1 and November 1 of each year; after such conversion, May 1 and November 1 of each year

Principal
Redemption:          Principal redemption payments in the amount of $847,000
                     will be due and payable on November 1, 2006 and on each November 1 thereafter through maturity

Conversion:          The interest rate mode on the Series 1997 B Bonds may be
                     converted, at the option of Reorganized Edbro Missouri, to a "Subsequent Variable Rate" and/or to a "Fixed Rate" as
                     more particularly provided in the Series 1997 Bond
                     Indenture. All Series 1997 B Bonds shall be subject to
                     mandatory tender for purchase by or on behalf of
                     Reorganized Edbro Missouri on the date of any such
                     conversion. All Series 1997 B Bonds so tendered shall be
                     remarketed by a remarketing agent selected by Reorganized
                     Edbro Missouri and appointed by the Issuer, upon written
                     instructions from Reorganized Edbro Missouri (the
                     "Remarketing Agent"), as provided for and in accordance
                      -----------------
                     with the terms of the Series 1997 Bond Indenture.

Tender Option
for Mandatory
Purchase of Series

1997 B Bonds:            Prior to any conversion of the interest rate mode on
                         the Series 1997 B Bonds to a Subsequent Variable Rate
                         or a Fixed Rate as set forth above and so long as
                         Mercantile is the sole beneficial owner of the Series
                         1997 B Bonds, Mercantile will have the option to tender
                         all of the outstanding Series 1997 B Bonds for
                         mandatory purchase by or on behalf of Reorganized Edbro
                         Missouri on January 1, 2000 and, if such option has not
                         been previously exercised, on any succeeding January 1
                         until the principal amount of the Series 1997 B Bonds
                         has been repaid in full, such option to be exercisable
                         upon 90 days' prior written notice to Reorganized Edbro
                         Missouri as more particularly provided in the Series
                         1997 Bond Indenture. All Series 1997 B Bonds so
                         tendered by Mercantile shall be remarketed by the
                         Remarketing Agent as provided for and in accordance
                         with the terms of the Series 1997 Bond Indenture;
                         provided, however, that the right to exercise such
                         --------  -------
                         tender option shall not be subject to or conditioned upon the successful remarketing of the Series 1997 B
                         Bonds. The tender option described above shall be for the exclusive benefit of Mercantile, as the sole beneficial owner of all of the outstanding Series 1997
                         B Bonds, for as long as Mercantile is the sole beneficial owner of all of the outstanding Series 1997
                         B Bonds and prior to any conversion of the interest rate mode on the Series 1997 B Bonds to a Subsequent
                         Variable Rate or Fixed Rate, and shall not be exercisable by Mercantile or any other Series 1997 B
                         Bondholder (a) if any of the Series 1997 B Bonds are held by any Person other than Mercantile, or (b) following any conversion of the interest rate mode on the Series 1997 B Bonds to a Subsequent Variable Rate or Fixed Rate.

Collateral:       Issuer shall assign to the Trustee, for the benefit of all
                  Series 1997 Bondholders, all of its rights (except for certain rights of indemnification of the Issuer and the Issuer's rights to the payment of its reasonable costs, fees, and expenses) under the Series 1997 Loan Documents, including, without limitation, (i) its right to receipt of payments made by Reorganized Edbro Missouri on account of the Series 1997
                  Loan, (ii) its rights under the Series 1997 Guaranty and (iii) its interest as mortgagee under the Series 1997 Mortgage. As a result of such assignment to the Trustee, Series 1997 A Bonds and Series 1997 B Bonds shall be equally and ratably secured, pari passu, by the Series 1997 Loan Documents.

Other Terms:      Such other terms as may be mutually agreeable to Edbro
                  Missouri, the Issuer and the Trustee.

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